UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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bebe stores, inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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400 Valley Drive

Brisbane, California 94005

415-715-3900

October 24, 2014

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on November 5, 2014 at 9:30 a.m. local time, at our executive offices located at 400 Valley Dr., Brisbane, California 94005.

The formal Notice of Annual Meeting of Shareholders and Proxy Statement are attached and describe the matters to be acted upon by our shareholders.

It is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the attached Proxy Statement, please complete, date, sign and return the accompanying form of proxy. Your vote is important, regardless of the number of shares you own.

Sincerely yours,

Jim Wiggett

Interim Chief Executive Officer

400 Valley Drive

Brisbane, California 94005

415-715-3900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 5, 2014

TO OUR SHAREHOLDERS:

Notice is hereby given that the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of bebe stores, inc., a California corporation (“we”, “bebe” or the “Company”), will be held on November 5, 2014, at 9:30 a.m. local time, at our principal executive offices located at 400 Valley Drive, Brisbane, California 94005 for the following purposes:

1.	To elect the six director nominees named in the Proxy Statement to hold office as board members until the Company’s 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To approve on a non-binding basis, the advisory resolution on Say-on-Pay;

3.	To approve an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan, as amended, by 3,000,000 shares from 22,113,750 shares to a total of 25,113,750 shares;

4.	To ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending July 4, 2015; and

5.	To transact such other business as may properly come before the meeting.

Your board of directors recommends that you vote: “FOR” the election of the director nominees listed in the Company’s Proxy Statement for the Annual Meeting under the section caption “Election of Directors”; vote “FOR” the advisory resolution on Say-on-Pay; vote “FOR” an increase in the maximum number of shares that may be issued by the Company by 3,000,000 shares under the Company’s 1997 Stock Plan; and vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 4, 2015.

Shareholders of record at the close of business on October 6, 2014 are entitled to notice of, and to vote at, the meeting and adjournments or postponements of the meeting.

Sincerely yours,

Jim Wiggett

Interim Chief Executive Officer

PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THE HOLDER OF RECORD IN ORDER TO VOTE YOUR SHARES.

400 Valley Drive

Brisbane, California 94005

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the board of directors of bebe stores, inc., a California corporation, for use at our Annual Meeting of Shareholders to be held on November 5, 2014, or any adjournments or postponements of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

GENERAL INFORMATION

Annual Report

Our annual report on Form 10-K for the fiscal year ended July 5, 2014 is enclosed with this proxy statement.

Voting Securities

Only shareholders of record as of the close of business on October 6, 2014 will be entitled to vote at the meeting and any adjournments or postponements of the meeting. As of that date, we had 76,611,677 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of Shareholders. Shareholders may vote in person or by proxy. Each shareholder of record is entitled to one vote for each share of stock held by him, her, or it. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

We are mailing this proxy statement, the accompanying proxy card and the accompanying annual report on Form 10-K for the fiscal year ended July 5, 2014, on or about October 24, 2014 to all shareholders entitled to vote at the Annual Meeting.

Shares Held in “street name,” Broker Non-Votes and Routine Matters

If your shares are held of record by a broker, brokerage firm, broker-dealer, bank, or other nominee in a fiduciary capacity (typically referred to as being held in “street name”), you should review the information provided to you by the holder of record. This information will describe the procedures you must follow in instructing the holder of record how to vote your “street name” shares and how to revoke your previous instructions.

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in “street name” but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in “street name,” brokers have the discretion to vote such shares on routine matters even if they have not received voting instructions from the beneficial owner, but not on non-routine matters. The only proposal this year which is considered a routine matter is the ratification of the appointment of our independent registered public accounting firm. The election of directors, the increase of shares available for issuance and the “say-on-pay” matters are considered “non-routine,” so your broker can only vote your shares if it receives voting instructions from you.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting shareholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket expenses. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

All shares represented by a valid proxy received prior to the meeting will be voted, and where a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted according to the specification made. If no choice is indicated on the proxy, except in the case of a broker non-vote on a non-routine matter, the shares will be voted as recommended by the board, and as follows: “FOR” the election of each of the director nominees listed under the caption “PROPOSAL 1 – ELECTION OF DIRECTORS”; on a non-binding basis, “FOR” the advisory resolution on Say-on-Pay, as described in “PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION”; “FOR” increasing the maximum number of shares that may be issued under the Company’s 1997 Stock Plan, as amended, by 3,000,000 shares, as described in “PROPOSAL 3 – APPROVAL OF AMENDMENT TO THE BEBE STORES, INC. 1997 STOCK PLAN, AS AMENDED, TO INCREASE AUTHORIZED NUMBER OF SHARES”; and “FOR” the ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent public accounting firm for the year ending July 4, 2015, as described in “PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

A shareholder giving a proxy has the power to revoke his, her or its proxy, at any time prior to the time it is voted, by delivering to our Legal Department, at our principal offices located at 400 Valley Drive, Brisbane, California 94005, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Delivery of Proxy Statement

To reduce the expense of delivering duplicate voting materials to our shareholders who may have more than one bebe stock account in one household, with your consent and unless otherwise requested, we will only deliver one set of voting materials, which includes the proxy statement, proxy cards and the 2014 annual report on Form 10-K, to shareholders who share the same address.

If you share an address with another shareholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling our Legal Department at: (415) 715-3900, or by writing to us at: bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 5, 2014: This proxy statement and our 2014 Annual Report on Form 10-K are available on the Investors Relations page at http://investorrelations.bebe.com/sec-filings.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of five directors. At the recommendation of the board of directors’ Governance Committee, the board of directors has designated six director nominees for election at the Annual Meeting of Shareholders. If elected, the nominees will serve as directors until our Annual Meeting of Shareholders in 2015 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. If a nominee declines to serve or becomes unavailable for any reason, or if another vacancy occurs before the election, although management knows of no reason to anticipate that this will occur, the board of directors may designate a substitute nominee, in which case the proxy holders will vote shares not represented by broker non-votes and for which they hold a valid proxy “for” the substitute nominee.

Vote Required and Board of Directors’ Recommendation

If a quorum representing a majority of all outstanding shares of common stock is present, either in person or by proxy, the six nominees for director receiving the highest number of votes “for” will be elected. If no choice is indicated, the shares will be voted in favor of election. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will not have an effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

Director Nominees

The table below sets forth our director nominees to be elected at this meeting, along with their age and current position(s), followed by a summary of background and business experience for each. The information set forth in the table has been furnished to us by each nominee.

Name	Age	Current Position
Manny Mashouf	76	Chairman of the Board
Brett Brewer(1)(3*)	42	Director
Corrado Federico(2)(3)	73	Director
Seth Johnson(2*)(3)(1)	60	Director
Blair Lambert(1*)(2)	56	Director
Robert Galvin	55	Director Nominee

(1)	Member, Audit Committee.
(2)	Member, Compensation and Management Development Committee.
(3)	Member, Nominating and Corporate Governance Committee.
(*)	Chairman of the Committee.

Manny Mashouf founded bebe stores, inc. and has served as Chairman of the Board since our incorporation in 1976. Mr. Mashouf served as our Chief Executive Officer from 1976 to February 2004 and again from January 2009 to January 2013. Mr. Mashouf is the uncle of Hamid Mashouf, Chief Information Officer and father of Paul Mashouf, whose company is one of our independent consultants.

Brett Brewer has served as a director since July 2014. Mr. Brewer is an Internet entrepreneur who has built, operated and sold Internet media companies. In 1998, Mr. Brewer co-founded Intermix Media, which launched several on-line businesses including Myspace.com, Skilljam.com and Alena.com. He took Myspace public in 1999 and the company was sold to NewsCorp in October 2005. Mr. Brewer currently serves as the co-founder and Managing Director of CrossCut Ventures. Mr. Brewer also serves as Vice Chairman and a Director of

Adknowledge.com, a behavioral-based advertising technology company. Mr. Brewer also serves on the board of directors of Pacific Sunwear of California, Inc. In addition, Mr. Brewer is on the board of After School All-Stars, a non-profit organization that provides after school programs for kids. From 2007 to 2009, he served on the Board of Transworld Entertainment, a specialty music and video retailer with a national mall-based store portfolio. From 2004 to 2009, Mr. Brewer was a board member of Bizworld, a non-profit organization that teaches children about business, entrepreneurship and money management through project-based learning.

Corrado Federico has served as a director since November 1996. From approximately 1997 through 2008, Mr. Federico served on the board of directors for Hot Topic, a publicly traded retail clothing company. Mr. Federico was President of Solaris Properties until December 2008 and has served as the President of Corado, Inc., a land development firm, since 1991. From 1986 to 1991, Mr. Federico held the position of President and Chief Executive Officer of Esprit de Corp, Inc., a wholesaler and retailer of junior and children’s apparel, footwear and accessories.

Seth Johnson has served as director since July 2014. Mr. Johnson has served on the board of directors of Tilly’s, Inc. since 2011 and from 2010 to 2013, Mr. Johnson served on the board of directors, and as lead Director, of True Religion Apparel, Inc. From 2007 to 2009 Mr. Johnson was an instructor in business strategy at Chapman University’s Argyros School of Business and Economics. From 2005 to 2006 Mr. Johnson served as the Chief Executive Officer of Pacific Sunwear of California, Inc. In addition, Mr. Johnson was the Chief Operating Officer of Abercrombie & Fitch Co. from 1999 to 2004 and was its Chief Financial Officer from 1992 to 1998. Mr. Johnson has also previously served on the boards of Pacific Sunwear of California, DEI Holdings, Inc. and Abercrombie & Fitch, and currently serves on the board of the Pacific Symphony.

Blair Lambert has served as a director since July 2014. Mr. Lambert, owner of Napa-based Lambert Family Vineyard, currently serves as a Board Member/Investor/Advisor at Three Twins Organic Ice Cream, a nationally distributed organic ice cream brand, and Klymit, a company utilizing science and technology for outdoor products. Mr. Lambert also serves as an advisor at Chubbies Shorts, an internet based men’s apparel retailer, Watershed Materials, a company that designs and manufactures green, low carbon, sustainable building products, and Silverado Farming, a full-service vineyard management company. Mr. Lambert’s additional executive retail experience includes Chief Operating Officer/Chief Financial Officer at The Gymboree Corporation from 2005 through 2010, Chief Financial Officer of Illumination from 2003 through 2004, and Chief Financial Officer of bebe stores, inc. from 1996 through 2001.

Robert Galvin currently serves on the board of directors for two retail companies, Lands End and Cherokee. Mr. Galvin has served with Lands End, a catalogue and on-line focused business, since May of 2014 and with Cherokee since May of 2012. Mr. Galvin’s retail experience also includes executive roles with numerous fashion and retail companies, including as Chief Executive Officer for Elie Tahari in 2013, President of Camuto Group from 2007 to 2011, Chief Operating Officer of Sports Brands International from 2003 o 2007 and Executive Vice President, Chief Financial Officer for Nine West Group from 1995 to 1999. Mr. Galvin also was a partner with the accounting firm of Deloitte & Touche.

Independence

The board has reviewed, considered and discussed each current director and director nominee relationship, both direct and indirect, with the Company and its subsidiaries in order to determine whether such director or director nominee is independent for purposes of the Nasdaq Listing Rules, and has determined that, throughout the fiscal year ended July 5, 2014, four out of the five members of the current board, and Mr. Galvin, qualify as independent for purposes of the Nasdaq Listing Rules. Specifically, the board has determined that Brett Brewer, Corrado Federico, Seth Johnson, Blair Lambert and Robert Galvin have no relationships with the Company (outside of their services as board members as the case may be) and each qualify as independent under the applicable Nasdaq Listing Rules.

The Board’s Chairman, Mr. Mashouf, does not qualify as independent because Mr. Mashouf’s nephew is employed by us as its Chief Information Officer, Mr. Mashouf’s consulting firm, SKID Holdings, LLC, provides consulting services to the board and his son, Paul Mashouf, consults for us (see “Certain Relationships and Related Transactions” below).

Change in Board Member Composition during, and subsequent to, Fiscal 2014

On June 12, 2014, Mr. Birkhold separated from the company as both CEO and a member of the Board.

On July 2, 2014 Barbara Bass, Cynthia Cohen and Caden Wang (“2014 Former Board Members”) each resigned from the Board.

On July 3, 2014, the Board appointed Mr. Brewer, Mr. Johnson and Mr. Lambert to the Board

On August 22, 2014, Narender Singh (our board member since May 13, 2013) resigned from the board.

Director Compensation

Effective October, 2012 and through July 3, 2014 (or in the case of Mr. Singh, through August 22, 2014), our independent directors were paid a fee of $1,250 for each meeting of the board of directors that they attended. For each meeting attended of the Audit Committee, committee members were paid $1,250 and the Chairman of the committee was paid an additional $12,000 annually, in payments of $3,000 per quarter. For each meeting of the Compensation and Management Development Committee attended, committee members were paid $1,250 and the Chairman of the committee was paid an additional $7,500 annually, in payments of $1,850 quarterly. For each meeting attended of the Governance Committee, committee members were paid $1,250; the Chairman was not paid additionally while serving as Lead Independent Director (see below). If and when a Special Committee is formed and convened, the Chairman and committee members are paid $1,250 for each meeting attended. During fiscal 2014, our appointed Lead Independent Director was paid $7,500 per quarter. Our independent directors also received a $40,000 per year retainer paid in quarterly payments of $10,000. We reimbursed all directors for their expenses incurred in attending meetings and up to $2,000 per year for their expenses incurred toward continuing board education.

Mr. Mashouf has served as the company’s Chairman of the Board throughout fiscal 2014 and to date, and for such services is paid $3,750 per month, as further shown in the Fiscal 2014 Total Director Compensation schedule, below.

While our employee, we compensated Mr. Birkhold in his capacity as our Chief Executive Officer and provided no additional compensation for his services as a director. For further information about executive officer compensation, see COMPENSATION DISCUSSION AND ANALYSIS and accompanying tables and charts (below).

In fiscal 2014, Ms. Bass, Ms. Cohen, Mr. Federico, Mr. Wang and Mr. Singh received a restricted stock unit award of 13,274 shares. The number of shares was calculated using the Black-Scholes value methodology, to represent approximately $75,000 in value based on the closing price of our common stock on the date of the 2013 Annual Meeting of Shareholders and was awarded that same day. These awards were to vest on the date of the 2014 Annual Meeting of Shareholders, if the director remained a board member through the end of the day prior to the 2014 annual shareholder’ meeting. Each restricted stock unit named above represented a right to receive a share of stock on a date determined in accordance with the provisions of our 1997 Stock Plan, as amended, and the participant’s restricted stock unit agreement.

To apply to Fiscal 2015, the board set a new board fee schedule (“2015 Director Fee Schedule”) to include: (1) a director cash fee of $60,000 per year for any non-management, non-founder board member who holds a

Committee chair position and a director cash fee of $50,000 per year for any non-management, non-founder board member who does not hold a Committee chair position, both payable in equal quarterly payments, and (2) a director equity fee for all non-management, non-founder board members with a value of $65,000.

Fiscal 2014 Total Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Total ($)
Barbara Bass	$96,250	$76,193	$172,443
Steve Birkhold(2)	-	-	-
Cynthia Cohen	$125,000	$76,193	$201,193
Corrado Federico	$105,000	$76,193	$181,193
Manny Mashouf(3)	$45,000	-	$45,000
Narender Singh	$77,500	$76,193	$153,693
Caden Wang	$100,750	$76,193	$176,943
Brett Brewer(4)	-	-	-
Seth Johnson(4)	-	-	-
Blair Lambert(4)	-	-	-

(1)	Amounts represent the aggregate grant date fair values of the restricted stock unit awards granted by us in fiscal 2014, determined in accordance with FASB ASC Topic 718. Assumptions used to calculate the values of the stock awards are set forth under footnote 13 in our Form 10-K filing for the fiscal year ended July 5, 2014. In fiscal 2014, Ms. Bass, Ms. Cohen, Mr. Federico, Mr. Singh and Mr. Wang were each granted a restricted stock unit award of 13,274 shares with a grant date fair value of $76,193 (or $5.74 per unit). At the end of fiscal 2014, Ms. Bass, Ms. Cohen, and Mr. Wang each held no restricted stock units, as all restricted stock units held either had previously vested or were forfeited upon their termination of board member status, on July 2, 2014. At the end of fiscal 2014, Mr. Federico and Mr. Singh each held 13,274 restricted stock units. Mr. Federico’s restricted stock units will vest, assuming he retains continuing board member status, on the date of the 2014 Annual Meeting of Shareholders. Mr. Singh’s restricted stock units were forfeited upon his resignation on August 22, 2014.

(2)	Mr. Birkhold was paid compensation as our CEO and as otherwise described below in COMPENSATION DISCUSSION AND ANALYSIS and associated tables. Mr. Birkhold was not paid any additional compensation for board services.

(3)	Beginning in January 2013 and through fiscal 2014, Mr. Mashouf was paid $3,750 per month for his services as a board member. Mr. Mashouf is not compensated with any equity for his services as a board member. Mr. Mashouf’s consulting firm, SKID Holdings, LLC, began providing consulting services to the board in January 2012 and was paid through fiscal 2014 $46,250 per month for such consulting services through fiscal 2014. This latter amount is not reflected in the chart above.

(4)	Began serving on the board only days before the end of fiscal 2014. As a result, this director did not earn any fees in fiscal 2014.

CORPORATE GOVERNANCE MATTERS

Committees of the Board

The Board has three standing committees – the Audit Committee, the Compensation and Management Development Committee (sometimes also referred to herein as “Compensation Committee”) and the Nominating and Governance Committee (sometimes also referred to herein as the “Governance Committee”). The Board can also appoint a Special Committee at its discretion and as circumstances may warrant (see below, Special Committee). For almost the full fiscal 2014 and through July 2 (the date of resignation of the 2014 Former Board Members), the members of the standing committees were those identified in the following table. Neither Mr. Mashouf nor Mr. Birkhold sat on any of the committees during fiscal 2014. On July 21, 2014, the three standing Committees, which had been without members since the resignation of the 2014 Former Board Members (with the exception of Mr. Federico), were fully repopulated with Board designees.

Committees of the Board

Director	Audit	Compensation	Nominating and Corporate Governance

Caden Wang	Chair	-	X
Cynthia Cohen	X	X	Chair
Barbara Bass	-	Chair	X
Corrado Federico	X	X	X
Narender Singh	-	-	X
Fiscal 2014 Meetings	6	7	10

Board Meetings and Attendance

During the fiscal year ended July 5, 2014, the board of directors held twenty-four meetings. Each director serving on our board in fiscal year 2014 attended at least 80% of the meetings of the board of directors and committees on which he or she served.

Audit Committee

In fiscal 2014, the members of the Audit Committee were Cynthia Cohen, Corrado Federico, and Caden Wang (Chairman). In fiscal 2015, the members of the Audit Committee are Brett Brewer, Seth Johnson and Blair Lambert (Chairman). Our board of directors has determined that Mr. Wang (while Audit Committee Chairman) was an audit committee financial expert and Blair Lambert is an audit committee financial expert as defined by the rules of the SEC and that each member of the Audit Committee qualified and qualifies as being independent for purposes of the Nasdaq Listing Rules.

The Audit Committee is organized and conducts its business pursuant to a written charter, a copy of which is posted on the Corporate Governance page of the Investor Relations section of our website at www.bebe.com. Annually, the Audit Committee, in consultation with the Governance Committee, reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full board as necessary to reflect changes in regulatory requirements, authoritative guidance, and evolving practices. The Audit Committee’s duties and responsibilities are set forth in its charter and are summarized as follows.

The primary purpose of the Audit Committee is the oversight of the integrity of the financial reports and other financial information provided by us to any governmental body or to the public and the oversight of our compliance with legal and regulatory requirements. The Audit Committee is responsible for the engagement, retention, compensation and oversight of our independent registered public accounting firm, including (1) the review of their qualifications, independence and performance and (2) the review and approval of the fee arrangements and terms of engagement, including the planned scope of the audit as well as any non-audit services that may be performed by them. The Audit Committee is responsible for reviewing with management and our auditors the adequacy of internal financial controls, reviewing our critical accounting policies and the application of accounting principles, reviewing and approving any related party transactions and preparing any related report required by the rules of the SEC.

During the fiscal year ended July 5, 2014, the Audit Committee held six meetings.

Compensation and Management Development Committee

In fiscal 2014, the members of the Compensation Committee were Barbara Bass (Chairperson), Cynthia Cohen and Corrado Federico (“2014 Compensation Committee”). In fiscal 2015, the members of the Compensation Committee are Corrado Federico, Seth Johnson (Chairman) and Blair Lambert (“2015 Compensation Committee”). Our board of directors has determined that each member of the 2014 and 2015 Compensation Committees, during the time of respective service on the Committee, was and is independent for purposes of the Nasdaq Listing Rules.

The Compensation Committee is organized and conducts its business pursuant to a written charter, a copy of which is posted on the Corporate Governance page of the Investor Relations section of the Company’s website at www.bebe.com. Annually, the Compensation Committee reviews and reassesses the adequacy of its charter, in consultation with the Governance Committee, and recommends any proposed changes to the full board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee and is summarized as follows. The Compensation Committee is responsible for discharging the board of directors’ responsibilities relating to compensation and benefits of our Chief Executive Officer, our other named executive officers and certain other of our employees as may be determined by the Compensation Committee. It is also responsible for overseeing and approving our compensation policies and practices and preparing any related report required under the rules and regulations of the SEC. In carrying out these duties, the Committee is responsible for administering and establishing the terms, criteria and size of equity compensation grants under the Company’s Equity Incentive Plan and cash bonuses under the Cash Incentive Plan, administering the Company’s Employee Stock Purchase Plan, and administering the Company’s ERISA Plans including the bebe Retirement and Savings Plan (401(k)) and Health and Welfare Plans. The Committee is also accountable for assisting the Board in succession planning, development and retention of senior management talent, and helping to ensure leadership continuity and organizational strength to ensure that we have sufficient management depth to support our turn-around and the talent needed to execute long term strategies in the event that one or more members of senior management retire or otherwise leave bebe.

During the fiscal year ended July 5, 2014, the Compensation Committee held seven meetings.

Compensation Committee Interlocks and Insider Participation

No member of either the 2014 or 2015 Compensation Committee is currently, or was during fiscal 2014, an officer or employee of ours or any of our subsidiaries. However, Mr. Lambert previously served as the Company’s CFO as stated in his biographical information about. No other member of either the 2014 or 2015 Compensation Committee was formerly an officer of ours or any of our subsidiaries. No member of either Compensation Committee is currently, or was during fiscal 2014, an executive officer of another company which has a comparable board committee on which one of our executive officers serves.

Governance Committee

In fiscal 2014, the members of the Governance Committee were Barbara Bass, Cynthia Cohen (Chairperson) (“2014 Governance Committee”), Corrado Federico, Narender Singh and Caden Wang. Currently, the members of the Governance Committee include Mr. Brewer (Chairman), Mr. Federico and Mr. Johnson (“2015 Governance Committee”). Our board of directors has determined that each member of the 2014 and 2015 Governance Committees during the time of respective service on the Committees was and is independent for purposes of the Nasdaq Listing Rules.

The Governance Committee is organized and conducts its business pursuant to a written charter, a copy of which is posted on the Corporate Governance page of the Investor Relations section of the Company’s website at www.bebe.com. Annually, the Governance Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Governance Committee’s duties and responsibilities are set forth in its charter and are summarized as follows.

The responsibilities of the Governance Committee are to: identify individuals qualified to become members of our board of directors; recommend to our board of directors director nominees for each election of directors; develop and recommend to our board of directors criteria for selecting qualified director candidates; consider committee member qualifications, appointment and removal; recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to bebe; and provide oversight in the evaluation of our board of directors and each of its committees.

The Governance Committee is also charged with the responsibility, in conjunction with the Compensation Committee, of evaluating the performance of the Chief Executive Officer and providing feedback to the Chief Executive Officer with respect to such evaluation. The Governance Committee is also to perform any other activities consistent with its charter, our bylaws, and governing law, as the Committee or the board deems necessary or appropriate.

During the fiscal year ended July 5, 2014, the Governance Committee held ten meetings.

Special Committee

The board can appoint a Special Committee, and assemble any number of board members who will comprise such committee, in order to address any particular issue the board determines warranted. An example of an issue that might generate a call for such committee is an initial review of a potential company acquisition target.

Director Nominees, Qualification, and Consideration

Consistent with its charter, the Governance Committee will evaluate and recommend to our board of directors director nominees for each election of directors.

Director Qualifications

In fulfilling its responsibilities, the Governance Committee considers the following factors in reviewing possible candidates for nomination as director:

•	the appropriate size and composition of our board of directors and its committees;

•	the perceived needs of our board of directors for particular skills, background and business experience;

•	the skills, background, reputation and business experience of nominees compared to the skills, background, reputation and business experience already possessed by other members of our board;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance Committee’s goal is to look at a pool of candidates who are diverse in quality work experience, skills, background, perspective, and profession in order to help ensure a board of directors derived from high quality business and professional experience and varied in perspectives, backgrounds, and skills. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our shareholders. They must also have an inquisitive nature, objective perspective and mature judgment.

Board members are expected to prepare for, attend, and participate in all board and applicable committee meetings. They are also expected to visit our stores regularly and keep abreast of industry trends. Director candidates must be willing and have sufficient time available, in the judgment of the Governance Committee, to perform all board and committee responsibilities.

The Company has no formal policy regarding “diversity” on the board. The Governance Committee seeks candidates without regard to race, color, gender, or national origin. While not implying a diversity policy in any area, the Company notes that for the years 2008-2012, UC Davis’ Graduate School of Management recognized bebe stores, inc. as being one of the Top 5 companies in California regarding percentage of women as executives and directors, with the Company ranking number one in both 2010 and 2011.

Other than the foregoing, there is no stated minimum criterion for director nominees, although the Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of bebe and its shareholders. Depending on the current needs of the board, the Governance Committee may weigh certain factors more or less heavily. The Governance Committee believes that it is preferable that at least one member of the board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Governance Committee also believes is appropriate for one or more key members of bebe’s management to participate as members of the board.

Identifying and Evaluating Candidates for Nomination as Director

The Governance Committee annually evaluates the current members of our board of directors whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The Governance Committee regularly assesses the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the board requires additional candidates for nomination.

Candidates for nomination as director come to the attention of the Governance Committee from time to time through incumbent directors, management, shareholders, or third parties. These candidates may be considered at meetings of the Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Governance Committee believes at any time that it is desirable that the board consider additional candidates for nomination, the Governance Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

In addition, our bylaws permit shareholders to nominate directors for consideration at an annual meeting. In order to be evaluated in connection with the Governance Committee’s established procedures for evaluating potential director nominees as it pertains to the next annual meeting of shareholders, such shareholder’s recommendation must be sent in writing to the Corporate Secretary, bebe stores, inc., 400 Valley Drive, Brisbane, CA 94005, at least 120 days prior to the anniversary of the date the proxy statement was mailed to shareholders in connection with the prior year’s annual meeting of shareholders, and should contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•

a description of the candidate’s qualifications, skills, background and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

For more information, see “SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING” below.

All directors and director nominees submit a completed directors and officers questionnaire as part of the nomination process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

The Governance Committee will evaluate incumbent directors, as well as candidates for director nominees submitted by directors, management and shareholders consistently using the criteria stated above and will select for recommendation to the board the nominees that, in the Governance Committee’s judgment, best suit the needs of the board of directors at that time.

Committee Charters and Other Corporate Governance Materials

Our board of directors has adopted charters for its Audit, Compensation, and Governance Committees. Our board of directors has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. In addition, it has adopted Corporate Governance Principles and Practices for the board of directors that address the composition of the board, criteria for board membership and other board matters, in order to help promote the effective functioning of the board and its Committees and to reflect the Company’s commitment to high standards of corporate governance. Links to these materials are available on our website, www.bebe.com, under “Investor Relations, Corporate Governance.”

The Company intends to satisfy any disclosure requirements regarding any amendment of, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on the “Corporate Governance” page of the Company’s website at www.bebe.com.

Board and Management Role in Risk Oversight

The board and its committees have overall responsibility in overseeing management’s identification, assessment, and mitigation of risks that are material to us.

As discussed above under “CORPORATE GOVERNANCE MATTERS – Audit Committee,” the Audit Committee assists the board in its oversight responsibility relating to our systems of internal controls, legal and regulatory compliance, and audit, accounting and financial reporting processes.

As discussed below in “CORPORATE GOVERNANCE MATTERS – Risk Assessment in Compensation Programs,” the Compensation Committee oversees the management of risks relating to our compensation programs.

As described above in “CORPORATE GOVERNANCE MATTERS – Nominating and Corporate Governance Committee,” the Governance Committee oversees risks associated with corporate governance, business conduct, and ethics.

Throughout the year, and based on management presentation or reports or other information gathered by the board and its committees, the board and its committees will identify, assess and discuss with management planning for risk control.

Management is responsible for identifying risk and risk controls which are material to the business and related to its significant business activities, assessing the severity, likelihood, and timing of a potential risk, assessing the costs and potential benefits in addressing the potential risk and developing control and mitigation strategies, as appropriate. Such strategies include enacting programs individually tailored for a certain risk and inserting remedial measures within individual executives’ yearly performance goals and objectives.

In addition to addressing risk issues as described above, from time to time the board has asked management to conduct an assessment of what it believes are the material risks associated with the business (such assessment is called the “Enterprise Risk Assessment” or “Assessment”) and provide the results of such Assessment for board consideration and comment. This Assessment generally occurs yearly and consists of the Company’s Senior Vice President, General Counsel and Senior Manager, Business Processes conducting interviews with leaders from all our critical departments, compiling and comparing the identified material risks to those risks identified in previous years’ Assessments and to those identified by our competitors in the industry. Management organizes the material risk by severity and likelihood of occurrence, notes which risks identified in the previous Assessment from the previous year continues to exist (and to what extent), and explains which risks had been addressed and to what extent any such risks may have been ameliorated. Management then presents the results of its Assessment at the next subsequent board meeting. In each case, the board reviews and assesses the results and provides management with recommendations on mitigating any such risks as it believes possible and appropriate.

In order to avoid disrupting the efforts of a largely new management team in the back half of fiscal 2013 and fiscal 2014, the recent Assessments were postponed.

Nevertheless, since the last Assessment, the board, its committees and management continued in the normal course of duties, to identify, discuss and address certain enterprise risks. Further, management has recently conducted and completed an Assessment for fiscal 2015, the results of which will be presented to the board at our next board meeting.

Risk Assessment in Compensation Programs

After a thorough review of our compensation practices, and based on all the facts and circumstances available to us at the time of the filing of this Proxy Statement, the Compensation Committee has concluded that our compensation practices are not reasonably likely to have a material adverse effect on us. In reaching this conclusion, we reviewed the compensation of all of our associates in the following business units exposed to potential areas of risk: any business unit that carries a significant portion of our risk portfolio; any business unit whose compensation structure is significantly different than other business units; any business unit that is significantly more profitable than other business units; and any business unit whose compensation expense is a significant percentage of the business unit’s revenue. The Compensation Committee does not believe that any of these specific areas of risk exist for us or apply to our compensation policies and practices in any meaningful manner.

Specifically, the Compensation Committee advocates for, and we enact, practices that serve to encourage longer term goals and reduce the likelihood of excessive short-term risk-taking which strengthen the link between shareholder interests and that of our NEO’s.

We Do	We Do Not
48 percent of former CEO and 36 percent of average of NEO TDC is at-risk	Very limited perquisites with specific business connection
Comprehensive assessment of CEO and NEO performance	No supplemental Executive Retirement Plans or Pensions
Robust succession planning process with Board review	No hedging of Company securities
Compensation Committee composed entirely of independent directors	No equity incentives granted below fair market value
Independent compensation consultant hired by and reporting to the Compensation Committee	No tax gross-ups for NEO’s
Discretion to adjust Cash Incentive Plan downward based on individual business unit contributions	We do not time equity grant dates based on non-public information

Certain Relationships and Related Transactions

As part of complying with SEC disclosure obligations, our Audit Committee monitors, reviews and directs for the disclosure, where appropriate, of related party transactions for potential conflicts of interest and other potential improprieties. In doing so, the Audit Committee applies our Code of Business Conduct and Ethics, which is posted on our website at www.bebe.com, under the Corporate Governance Section, and which provides that directors, officers and all other employees are expected to avoid any situation in which personal, family or financial interests conflict or even appear to conflict with our interests. The Corporate Governance Principles and Practices of our board of directors also requires that a director who has any concerns about a potential conflict of interest will consult with the board in advance of taking any action, position or interest which might conflict with his or her duties to us.

Specifically, the Audit Committee is interested in any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which we or one of our subsidiaries participates or will participate, where the amount involved exceeds or is expected to exceed $120,000, and a “related person” had, has or will have a direct or indirect interest. Pursuant to applicable SEC guidelines, a “related person” is any person who is or was an executive officer, a director or a director nominee of ours, or an immediate family member of any such individual, and any time since the beginning of our last fiscal year; or who, at the time of the occurrence or at any time during the existence of the transaction, is the beneficial owner of more than 5% of our outstanding shares of common stock, or an immediate family member of a beneficial owner of more than 5% of our outstanding common stock.

Each director, director nominee, and executive officer also completes a questionnaire on an annual basis designed to elicit information about potential related person transactions. In addition, any related person transaction proposed to be entered into by us or one of our subsidiaries must be reported by our management to our Senior Vice President, General Counsel. Any potential related person transaction that is raised will be analyzed by our Senior Vice President, General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, constitute a related person transaction requiring assessment by the Audit Committee.

The Code of Business Conduct and Ethics adopted by the board also addresses the potential conflicts of interest which may arise when a director, officer, or associate has an interest in a transaction to which we or one of our subsidiaries is a party. If a potential conflict of interest arises concerning one of our officers or directors, all information regarding the issue is to be reported to our Senior Vice President, General Counsel for review and, if appropriate or required under our policies (including our Related Person Transaction Policy), submitted to the Audit Committee for review and disposition.

All disclosed related person transactions will be referred to the Audit Committee for approval, disapproval, ratification, revision or termination.

Manny Mashouf is the uncle of Hamid Mashouf, our Chief Information Officer. In fiscal 2014, Hamid Mashouf received a salary of $326,000 and no bonus. In addition, Hamid Mashouf is eligible to receive stock options and RSUs in accordance with our compensation policies for our officers. Manny Mashouf is also the President of SKID Holdings, LLC. As explained in footnotes to the DIRECTOR COMPENSATION table (above), SKID Holdings, LLC has consulted with our board since January 3, 2013 at a rate of $46,250 per month. We also paid PM Consulting Group approximately $130,000 in fiscal 2014 and $163,000 in fiscal 2013 for certain production and logistic related consulting services. PM Consulting Group is owned by Paul Mashouf, Manny Mashouf’s son.

Except as disclosed above or otherwise disclosed in this proxy statement, during the fiscal year ended July 5, 2014, there were not any, nor are there any currently proposed transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000, and in which any executive officer, director or holder of more than 5% of any class of our voting securities, or members of that person’s immediate family, had or will have a direct or indirect material interest.

Our bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted by law.

Communications with Directors

The Company believes it is important to provide shareholders with the ability to communicate with the board. Accordingly, shareholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Board of Directors

c/o Corporate Secretary

bebe stores, inc.

400 Valley Drive

Brisbane, CA 94005

Facsimile: 415-657-4424

Email: lsmith@bebe.com

The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication or the communication relates to commercial matters not related to the shareholder’s stock ownership, as determined by the Corporate Secretary in consultation with legal counsel. The board of directors or individual directors so addressed shall be advised of any communication withheld for safety, security, or other reasons as soon as practicable.

We will make every effort to schedule our annual meeting of shareholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. We believe that annual meetings provide a good opportunity for shareholders to communicate with directors. Last year, all of our directors attended our annual meeting of shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis provides important information regarding our executive compensation program, including the Company’s compensation philosophy, the process by which executive compensation is set and specific compensation values taken from our fiscal 2014 year, as shown in the executive compensation tables that follow.

Named Executive Officers

In this Proxy Statement, the term “named executive officers” (sometimes referred to as “NEOs”) means the following seven individuals who either served as executive officers of the Company during our entire fiscal year 2014 and/or who meet the criteria set out by the rules of the SEC regarding the identity of NEOs:

James Wiggett	Interim Chief Executive Officer (“CEO”), Independent Consultant
Steve Birkhold	Former Chief Executive Officer (“CEO”)
Liyuan Woo	Chief Financial Officer (“CFO”)
Brigitte Bogart	Executive Vice President, Design
Katrina Glusac	Former Chief Merchandising Officer
Susan Powers	Senior Vice President, Stores
Larry Smith	Senior Vice President, General Counsel and Corporate Secretary

Compensation Philosophy

The Compensation Committee’s compensation philosophy is to pay its executives for performance, to align Total Direct Compensation (as defined below) to shareholder value, to offer and maintain competitive compensation packages in order to attract and retain well qualified executives, and to offer long-term incentives designed to retain productive executives.

The Compensation Committee evaluates the overall competitiveness of our executive compensation program in order to assist in the objective of attracting and retaining well qualified executives. Accordingly, an executive’s Total Direct Compensation, or “TDC” (made up of Base Salary, Incentive Cash Compensation (or “Bonus”) and long term-term incentives in the form of Stock Options and/or Restricted Stock Units (or “RSUs”)), is generally targeted at or near the median among our Peer Group Companies within our industry (see Peer Group Companies, below). Typically, the Compensation Committee strives to set an executive’s cash components (Base Salary and Bonus) at or near the median levels of such categories as used by our Peer Group Companies and uses long-term compensation (Stock Options and/or RSUs) to maintain or, in certain cases, bring, an executive’s Total Direct Compensation to approximately the median of Total Direct Compensation levels among such peer companies. This approach is directional only and may not be strictly complied with in each individual case. The Compensation Committee retains the discretion to depart from this approach when it believes it necessary in order to attract and/or retain needed and well qualified executives.

While the competitive market data used by the Compensation Committee is an important factor in the compensation approval process, it is just one of several factors considered by the Committee in approving executive compensation and the Committee retains discretion in determining the nature and extent of its use and sets the total compensation either lower or higher than the target as the circumstances may warrant. Further, in most cases, a significant portion of our executives’ Total Direct Compensation is tied to both meeting performance targets and to encourage long term employment commitments, thus aligning with shareholder interest. Specifically, the opportunity to receive Incentive Cash Compensation is tied to meeting performance targets and stock options and/or RSUs are typically offered with longer-term vesting, many times with a portion vesting based on time employed with the company and a portion based on meeting performance targets. Again, these are directional guidelines and may not be used in every case.

Total Direct Compensation and each of its components are further defined and discussed below under “Compensation Components”.

Compensation Committee Action

As stated above in CORPORATE GOVERNANCE MATTERS, Compensation, Management and Development Committee, the Compensation Committee meets to consider, establish and/or approve the compensation of our Chief Executive Officer and other executive officers on an annual basis, or at the time of hire, promotion or other change in responsibilities.

Compensation Consultant

In order to assist the Compensation Committee in carrying out its responsibility to determine appropriate levels of compensation for our executive officers, the Compensation Committee periodically engages an outside, independent compensation consultant, to assist the Committee in its review of executive and CEO compensation structure and strategy, to conduct competitive reviews of executive compensation for the CEO and other executive officers at competitive peer group companies, to assist in reviewing our annual incentive plan and long-term equity incentive program to reward and retain key executives, to report on market trends and technical developments, and also to compare our one and three year financial performance against that of our peer competitive companies, generated over generally the same period. The Committee’s charter gives full authority for retaining and terminating advisors or consultants to the Committee. In addition, certain members of our management team keep well-informed of developments in compensation and benefits matters and participate in the separate gathering and presentation of data related to these matters as requested by the Committee.

Our CEO provides compensation recommendations regarding each NEO to the Committee each year where the Committee reviews each compensation component for competitiveness and alignment with shareholder return. The CEO is not involved in the process for setting his own compensation. The Committee establishes the CEO’s compensation based on an objective assessment against agreed-upon metrics set by the Committee; a compensation analysis; and a self-evaluation by the CEO reviewed with the independent directors based on CEO goals and objectives prepared at the beginning of the fiscal year. The CEO’s total direct compensation package is reviewed annually by the Committee, which then presents its recommendation to the other independent directors for review and comment. After this process, the Committee then makes the final determinations on compensation for the CEO.

For each of fiscal years 2012, 2013 and 2014, the Compensation Committee engaged the compensation consultant Towers Watson & Co or its predecessor firms (cumulatively referred to as “Towers Watson”) for assisting it with compensation analysis and related tasks. Towers Watson has not performed and does not currently provide any other services for management. After review and consultation with Towers Watson, the Compensation Committee determined that there is and was no conflict of interest resulting from retaining Towers Watson during or prior to fiscal 2014. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules.

In assisting the Compensation Committee in its review of industry data and setting fiscal 2014 compensation levels, Towers Watson provided compensation and performance information from eighteen (18) companies doing business within the apparel and specialty retail industry that are comparable to us in terms of size, as measured by revenues and market capitalization. These companies are referred to throughout this section as “Peer Group Companies” (or “PGCs”) and include: American Apparel, Inc., Body Central Corp., Buckle, Inc., The Cato Corp., Christopher & Banks Corporation, Citi Trends, Coldwater Creek, Inc., Destination Maternity Corporation, Destination XL Group, Inc., Francesca’s Holdings, Jos. A. Bank Clothiers, Inc., New York & Company, Inc., Pacific Sunwear of California, Inc., Shoe Carnival, Inc., Tilly’s, Inc., True Religion Apparel, Inc., Wet Seal Inc. and Zumiez, Inc. For 2014 review and compensation setting purposes, and in its effort to maintain the quality of comparative analysis, Towers Watson modified the list of Peer Group Companies it presented to the Company in the previous year by: (1) deleting rue21, Inc. and Hot Topic, Inc. after these companies announced they were acquired and taken private, as well as Cache, Inc., whose revenue fell below our PGC revenue criteria; (2) adding American Apparel, Inc., Body Central, Tilly’s, Inc., Francesca’s Holdings and New York & Company, each of whom had more comparable revenues; and (3) simply changing the name of Casual Male Retail Group to Destination XL Group. Inc., to account for that company’s name change.

At the end of the Peer Group Companies’ most recently reported years (ending December 2012 through February 2013, with the exception of Destination Maternity Corporation, whose fiscal year ended in September 2012), the revenues for this group ranged from $296 million to $1.124 billion and, as of May 31, 2013, the market capitalization for this group ranged from $113 million to $2.548 billion. At the end of our fiscal 2012, the Company’s then most recently audited and completed set of financials, our $531 million in revenue comparatively placed at approximately the 34th percentile of the Peer Group Companies in the revenue metric and, at $431 million in market capitalization, placed at approximately the 52nd percentile in the market capitalization metric.

The Compensation Committee then compared each of our executive officer’s base, target bonus, long-term compensation and Total Direct Compensation to those components awarded to similar positions at the Peer Group Companies, as available in surveys presented by Towers Watson and SEC filings. The Compensation Committee used the surveys directionally only and did not apply them rigidly.

In preparing their report to be used by the Compensation Committee in setting fiscal 2014 compensation for our executives, our compensation consultant compared our results with those of our Peer Group Companies in the following areas: (1) financial results as reported in the (then) most recently reported statements (our fiscal year ended June 30, 2012, and their fiscal years ending generally 6-8 months later) and (2) categories of net sales, net income, total shareholder return and market value over a three year period. Due to the fact that Peer Group Companies and bebe publicly report their results and compensation details at different times throughout any given year, it is not possible to compare numbers for the identical periods of time.

When comparing our results to those reported closest in time by the Peer Group Companies, our numbers compared and ranked as follows:

	bebe results yr. ended 6/30/12	Percentile Rank	Percentile 1-year Growth Rank	Percentile 3-year Growth Rank
Total sales	$531	34
Sales 1-yr growth	8%		65
Sales 3-yr growth	(1)%			18
Income	$12	47
Market Value	$431	52
Total Shareholder Return 1-yr	(12)%		7
Total Shareholder Return 3-yr	(1)%			27

Numbers listed with $ are in millions; numbers listed with % are compounded annual growth rates; market value and shareholder return numbers are as of 5/31/13.

Total Direct Compensation

The Compensation Committee considers a number of factors when determining the amount of Total Direct Compensation to award executive officers each year. These factors include: individual performance; performance of the overall business as well as the relevant individual business unit(s); recommendations from both management and the committee’s compensation consultant; competitive market data for the previous one and three year periods; broad trends in executive compensation; retention considerations; and internal pay equity. Again, per our Compensation Philosophy, we generally endeavor to bring our executives’ target Total Direct Compensation levels to approximately the median of Total Direct Compensation levels found for similar positions in our Peer Group Companies. However, while the competitive market data is an important factor to the Compensation Committee’s approval process, it is just one of several factors considered by the Compensation Committee in approving executive compensation. The Committee retains discretion in determining the nature and extent of its use and ultimately sets an individual’s Total Direct Compensation either lower or higher than the median Total in our Peer Companies as it deems warranted.

The target Total Direct Compensation established for our NEOs in fiscal 2014 (assuming salary rate is annualized and bonus is both annualized and achieved at the Target, as explained below in Bonus Target Operating Income, Potential Modifier) compared to the TDC of their executive counterparts in our PGCs is described as follows: Mr. Birkhold’s TDC aligned above the 75th percentile of our PGCs’ CEOs; Ms. Woo’s TDC (after the increase provided her in February, 2014) aligned between the 50th and 75th percentiles of our PGCs’ CFOs; Ms. Bogart’s TDC aligned between the 25th and 50th percentile of our PGCs’ Executive Vice Presidents, Design; Ms. Glusac’s TDC aligned between the 25th and 50th percentile of our PGCs’ Chief Merchandising Officers; Ms. Powers’ TDC aligned between the 50th and 75th percentile of our PGCs’ Top Store Operation Executives; and Mr. Smith’s TDC aligned between the 25th and 50th percentile of our PGCs’ Top Legal Executives.

Since the departure of Mr. Birkhold in July, 2014, Mr. Wiggett has been retained by the company as its interim CEO and is paid for his services on an independent consultant basis. Mr. Wiggett is not paid through any salary, bonus or equity. Mr. Wiggett’s compensation is described below in Employment, Severance, Change in Control and Independent Consulting Contracts/Arrangements, James Wiggett.

In fiscal 2014, Mr. Birkhold’s compensation fell significantly outside of the guidelines above because the Compensation Committee believed the company needed to provide him with a compensation package sufficient to attract him away from his previous employer. However, while Mr. Birkhold’s TDC aligned above the 75% percentile, his base pay aligned much closer to the median and forty-eight percent of his TDC was performance based (see NEO Pay Mix, below), which the Compensation Committee believes align with shareholder interest.

Compensation Components

Base Salary

The Compensation Committee believes that base salaries are important as compensation for day-to-day responsibilities and services and provide the named executive officers a consistent cash flow, assuming acceptable levels of individual performance and ongoing employment. In determining base salaries, the Compensation Committee reviews a number of factors including: experience, expertise, expected future contributions, criticality to the Company; the ranges of base salary for similar positions paid within the apparel retail industry; individual performance during the prior year; and the level, size and complexity of responsibility of the position.

In aiding with its assessment of individual performance for each executive officer (except that of the Chief Executive Officer), the Compensation Committee reviews recommendations from (1) the Chief Executive Officer who annually evaluates the performance of certain NEOs and other executive officers (his direct reports) and (2) other top executives who evaluated the performance of certain other executive officers who were their direct reports. Regarding the assessment of the Chief Executive Officer, the Compensation Committee reviews both his and the Company’s annual performance in relation to performance from the previous year, pre-determined performance targets and the one and three year performance of peer group companies. The Committee also places emphasis on data taken from the compensation surveys which take into account information found in Peer Group Company proxies and other SEC filings and evaluate total compensation for similarly situated CEO counterparts.

Again, for fiscal 2014, the combination of an executive’s base salary and incentive cash compensation was generally set at or near the median salary and bonus combination for a comparable position at the Peer Group Companies.

Incentive Cash Compensation

We maintain a short term incentive plan (cash bonus or “Cash Incentive Plan”) for certain of our employees, including the NEOs, which is tied directly to achieving Company performance goals, in order to reward these employees for their contribution to our success and to provide incentive for them to help maximize the Company’s profitability and shareholder value.

Total Award Percentage

For fiscal 2014, the Compensation Committee adopted a Cash Incentive Plan where each eligible participant may receive an annual bonus equal to a certain percentage of his or her base salary (the percentage defined as “Total Award Percentage”, sometimes referred to herein as “TAP”). The particular TAP established by the Compensation Committee for each executive officer ranges from 50% to 100%, based on the officer’s level of responsibility and comparative data taken from compensation surveys, generally with greater percentages applicable to the more senior executive officers. In fiscal 2014, the TAP available by position included: 100% for the Chief Executive Officer and 50% for the Chief Financial Officer, Chief Merchandising Officer, Executive Vice President, Design, Senior Vice President, Stores and Senior Vice President, General Counsel.

Determining Bonus Eligibility

Company Operating Income Goal, Individual Goal(s) and Employment Requirement

In order to align the interests of the senior executives with those of the shareholders, the Compensation Committee determined that, for bonus eligibility purposes, the CEO and the CEO’s direct reports (defined as Vice Presidents and above who are not reporting to another Senior Vice President or Executive Vice President (all, including the CEO, are referred herein as “Senior Executives”), would be primarily measured against total company operating income (“Operating Income”) for the year. The Committee chose Operating Income because it is a key measure of profitability and the best driver of shareholder value during our turn-around strategy. At or near the beginning of fiscal 2014, the Compensation Committee established operating income targets (“Operating Income Goals”). The actual level target achieved (assuming a minimum threshold was achieved) would determine the bonus level for which the executive would be eligible.

The Compensation Committee determined that, should the Company achieve at least a minimum threshold Operating Income Goal, then the Senior Executives would be secondarily measured against their individual goal(s). At the beginning of each year, each executive officer (with the exception of the CEO, discussed below) would submit his or her own proposed individual goals which would be reviewed and/or initially revised by the Chief Executive Officer, supervisory executive management member(s) or the Compensation Committee itself, as appropriate. Then, in consultation with the Chief Executive Officer (and/or the appropriate supervisory executive management member), the Compensation Committee would review, revise or approve the final individual goals for each executive officer. Regarding the Chief Executive Officer, he or she would submit his or her own proposed individual goals directly to the Compensation Committee for review, revision and approval.

If after the end of the year, the Compensation Committee determines the Company has met at least a minimum threshold Operating Income Goal and the individual has met his or her individual goal(s), the individual would be eligible for his or her bonus.

The final eligibility requirement, should an individual be deemed eligible for bonus per the process stated above, is that the individual must be employed with the Company at the time bonuses are paid out (which typically occurs within 75 days after the end of a fiscal year).

In establishing individual performance goals, executives who have a greater impact on particular divisional performance may be prescribed individual goals having to do with divisional specific performance goals, such as divisional operating income or divisional expenses. In comparison, executives who have a greater impact on the overall Company performance (or who are in support roles) may be prescribed as their individual goal an overall Company goal, such as Company net income or earnings. In either case, all NEOs have at least a significant allocation weighted towards Company performance in order to align their interests with those of our shareholders.

The two exceptions falling outside the Cash Incentive Plan relate to Mr. Birkhold, who we hired as CEO mid-way through the 2013 fiscal year, and Mr. Wiggett, who assumed the Interim Chief Executive Officer position at the end of fiscal 2014. In order to secure the employment of Mr. Birkhold, among other conditions, the Company provided him a guaranteed pro-rata bonus for the first and second fiscal quarters of fiscal 2014 (in an amount of $450,000 or half his target bonus amount) and provided him with eligibility for the balance of his bonus during the third and fourth quarters, subject to meeting certain goals set by the Compensation Committee. In consultation with Towers Watson, the Compensation Committee determined that both the guaranteed nature of the first half of the year bonus and the amount of the potential full year bonus were in-line with what our Peer Companies provided their incoming CEOs. The Company paid the guaranteed portion of the bonus covering the first half of fiscal 2014 and the Compensation Committee determined that Mr. Birkhold did not meet the employment or performance target requirements to be eligible for the second half 2014 bonus. The first half 2014 guaranteed bonus paid to Mr. Birkhold during fiscal 2014 is reflected in the SUMMARY COMPENSATION TABLE, below. Mr. Wiggett, who began services as interim CEO upon the departure of Mr. Birkhold, provides his services as an independent contractor. Due to this consultant relationship, the company pays Mr. Wiggett’s consulting firm directly for his services and Mr. Wiggett is not eligible to participate in the company’s Cash Incentive Plan.

Bonus Target Operating Income, Potential Modifier

The Compensation Committee believes it is best to align employee and shareholder interests and promote an environment within which employees are more likely to achieve success. Accordingly, the Committee created a Cash Incentive Plan which would recognize and encourage sequential performance improvement, even if a target goal may not be fully achieved, as well as encourage employees to reach for exceptional performance results. Specifically, the plan would have a 50% cut-in with achievement of a minimum operating income goal (“Minimum Target”) that scales to 100% at achievement of a target operating income goal (“Par Target”) and 200% through interpolation, as shown in the modifier column from between 0.5 to 2.0 and depending on the actual level of operating income achieved. Should the Company fail to achieve at least the Minimum Target, the executive would not be entitled to any bonus.

For fiscal 2014, and based on the Compensation Committee’s view of a reasonable improvement compared to the previous year’s operating income of ($42,975,000), the Committee set the Minimum Target goal as an operating income of ($9,920,000) and a Par Target goal as an operating income of ($694,000). The rows correlating to both the Minimum Target and Par Target goals are identified in bold in the chart below.

The following chart provides further explanation.

Fiscal Year 2014 Bonus Target Payouts—Operating Income

Operating Income in 000’s	Modifier	CEO	CFO	EVP/SVP
(9,920.0)	0.50	50%	25%	25%
(4,960.0)	0.75	75%	38%	38%
(694.0)	1.00	100%	50%	50%
1,476.0	1.10	110%	55%	55%
3,646.0	1.20	120%	60%	60%
5,816.0	1.30	130%	65%	65%
7,986.0	1.40	140%	70%	70%
10,156.0	1.50	150%	75%	75%
12,326.0	1.60	160%	80%	80%
14,496.0	1.70	170%	85%	85%
16,666.0	1.80	180%	90%	90%
18,836.0	1.90	190%	95%	95%
21,006.0	2.00	200%	100%	100%

The first column (labeled “Operating Income in 000’s”) contains various potential operating income/loss results. The actual row that would apply is determined by the Company’s actual 2014 operating income/loss results. For example, the row starting with the ($694.0) (bolded across, 3rd row down) is the row that would apply if we achieved the Par Target operating income (or $694,000). The particular number found in the second column (labeled “modifier”) and corresponds to the row identified by the actual operating income achieved by the Company is the number that will be multiplied by the individual’s Total Award Percentage, the result of which will be the new potential Total Award Percentage available for that person.

Upon verification of actual year-end company operating income for the year, the Compensation Committee would identify the achieved operating income number in the first column and, using the data series from the row containing that earnings number, would locate the correlating Total Award Percentage for the particular executive at issue (executive positions noted in the column headings). The Compensation Committee would then take that new TAP and multiply it by the individual’s base salary. The result will be the new total dollar amount available for potential bonus.

By way of example, and using the chart above, we look at a hypothetical Senior Vice President position having a 50% bonus target potential. Assuming a hypothetical scenario where: (1) his/her base salary is $300,000; (2) the Company achieved an operating income of $3,646,000; (3) he/she did achieve his/her individual goal(s); and (4) he/she was employed at the time year-end bonuses were paid out. This level of Company operating income would engage the chart in the 5th row. Scrolling to the right, the modifier would be 1.20, which would be multiplied by his/her original bonus potential of 50%. The new potential bonus for the individual would be 60% (as reflected in the 5th row down in the EVP/SVP column). The Compensation Committee would then apply that percentage against his/her salary (60% multiplied by $300,000) and arrive at a total eligible bonus of $180,000.

Stock Options

We believe that employee equity ownership provides executive officers with significant additional motivation to maximize value for our shareholders. Because stock options are granted with an exercise price equal to the market price as of the grant date, stock options will only have value if our stock price increases over the exercise price. Thus, the executive is further incentivized from the time of the grant to enhance sales, gross margin, productivity, control expenses and to otherwise contribute to conditions that generally lead to increasing the stock price, which will in turn increase his or her stock option value. Due to the direct, and potentially significant, benefit executive officers could receive through improved stock performance, we believe that stock options are a critical component to our compensation philosophy of aligning the interests of our executive officers and our shareholders.

Again, Stock Options (and Restricted Stock Units, as described below) are generally used to maintain or bring an executive’s Total Direct Compensation (at target) to approximately the median level Total Direct Compensation for his or her comparable position found in our Peer Group Companies. Thus, we believe Stock Options (and Restricted Stock Units) are critical components in our Compensation Philosophy as they provide additional means to both recruit quality candidates and retain our performing executives.

Accordingly, the Compensation Committee established the Company’s Equity Incentive Plan, which is implemented under our 1997 Stock Plan (as amended). Under this plan, the Compensation Committee grants options to our executive officers and eligible employees (those at or above a certain internal grade level), which vest either based upon time elapsing (“Time Based Options”) or performance achievement (“Performance Based Options”), both as further discussed below.

Generally, the decisions whether to grant stock options, whether they will be Time Based Options or Performance Based Options and what will be the size of such grant, are determined in light of the relative responsibilities of the executive officer, his or her historical and/or expected contributions to the Company as well as recruitment and retention considerations.

Certain newly hired executive officers receive relatively larger initial stock option grants in order to place them at competitive levels of total annual compensation and, in many cases, to replace options forfeited as a result of leaving another Company.

Annual grants may be awarded after the initial stock option grant in order to continue to tie an individual’s compensation to our financial performance and to shareholder value as well as address retention considerations. The Compensation Committee considers the relative size and value of the initial stock option grant to an executive officer when determining the appropriate size of the executive’s subsequent annual grant(s), if any.

An annual option grant will be made by the Compensation Committee, if at all, at its meeting scheduled in the second or third month of the first fiscal quarter of each fiscal year. All other option grants for which a request has been submitted for approval by our human resources department, such as grants made in connection with new hires, employee promotions and superior employee performance, would need to be approved by unanimous written consent by the Compensation Committee effective on the later of (a) the 15th (or, if occurring on a weekend or holiday, the next business day thereafter) of the month following the month in which the grant request was submitted or (b) the date the last approval from the Compensation Committee is received. However, in months in which we have an earnings release scheduled on or after the date on which such grants would otherwise become effective, the effective date of the grants approved by the Compensation Committee will be two business days following the earnings release.

Vesting of Time Based Options typically occur over a four year period with the intention of encouraging our productive employees to remain employed for longer periods of time. As such, the Compensation Committee believes the dynamics of the Time Based Options the Company serves our above stated compensation goals and philosophy.

Vesting of Performance Based Options under the plan is tied to either the individual’s, the division’s or the Company’s specified performance targets, as determined in advance by the Compensation Committee which are intended to align the individual’s goals with those of the shareholders.

The Compensation Committee may also use both the performance and time based features in an award.

Restricted Stock Units

In addition to having the desirable characteristics similar to those associated with Stock Options, including aligning executive/employee interest with shareholder interest, providing flexibility in crafting an executive’s Total Direct Compensation and providing recruitment and retention value, we believe that awards or grants of restricted stock units are appropriate as it provides another means by which to reward an executive or other employee who has demonstrated a high level of performance and/or potential. Therefore, the Compensation Committee has adopted a Restricted Stock Incentive Plan, which is also implemented under our 1997 Stock Plan (as amended), pursuant to which the Compensation Committee may award or grant employees, and executive officers restricted stock units (“RSUs”).

The determination of appropriateness and size of a restricted stock unit (RSU) award for an individual is based on that particular individual’s responsibilities and expected contribution as well as the Compensation Committee’s belief, and based on the recommendation of management where appropriate, that an RSU award is the best motivator for that particular individual.

A particular RSU award, at Compensation Committee discretion, is awarded either where granting is subject to time elapsing (“Time Based RSUs”) or where granting is contingent upon certain performance goals being met (“Performance Based RSUs”). In the case of Performance Based RSUs, an additional time vesting feature may be added.

The timing of recommendation, request, and Compensation Committee approval regarding Time Based RSUs awarded under this plan is identical to that which applies to stock options. (See above, Compensation Components, Stock Options.)

Performance Based RSUs awarded under this plan may be awarded at any time (but usually upon the hiring of the individual or during the first quarter of the applicable fiscal year) and are tied to either the individual’s or business specific performance targets, as determined by the Compensation Committee. However, these Performance Based RSUs would then be formally “granted” only upon the Compensation Committee’s determination of successful achievement of the applicable targets assigned. Again, upon such determination, the performance RSUs may have an additional time vesting feature, all as prospectively determined at the time of the award by the Compensation Committee.

2014 Equity Grants

For the grants made in fiscal 2014, the Compensation Committee acknowledged that many of the stock options owned by the employees had associated strike prices greater than the then current share price of the stock (thus, being “under water”). Additionally, the Committee recognized the ongoing PGC trend toward decreasing the use options, increasing the use of full value shares, minimizing stockholder dilution and incentivizing NEOs by providing them with a portion of their equity compensation having some value at the time of vesting. As a result, the Committee decided to award 75% of the 2014 annual grant value in the form of Restricted Stock Units (with the intention of providing executives with a portion of their equity compensation having some value at the time of vesting, notwithstanding the share price at the time of vest) and the balance 25% of the grant value awarded in Stock Options. However, to maintain consistency between the interests of the executives and those of the shareholders, half of the total annual grant value was awarded with a performance based function. Specifically, one-half the annual grant value was awarded as Performance Based RSUs, one-quarter as Time-Based RSUs and one quarter as Time-Based Stock Options.

In fiscal 2014, to promote longevity in employment, the 2014 Committee granted Time Based Stock Options with a vesting period of four years, with 25% of the option grant vesting equally at the end of each of the four anniversaries of the grant, subject to the employee being employed continuously through the particular vest date.

To both align with shareholder interest and promote longevity in employment, the 2014 Committee granted Performance Based RSUs with a 2-year company performance metric goal (operating income) and a 3-year cliff vest function as well as Time Based RSUs with cliff-vesting at 3 years.

The number of Stock Options and Restricted Stock Units awarded are described below in 2014 COMPENSATION OF NAMED EXECUTIVE OFFICERS (Stock Options and Restricted Stock Units) and in the charts below.

Deviation

The Compensation Committee may deviate from the procedure as stated above as circumstance may warrant, however, any deviation from implementing any of the policies or procedures as described above must be approved by the Compensation Committee.

2014 COMPENSATION OF NAMED EXECUTIVE OFFICERS

Total Compensation for the named executive officers payable in fiscal 2014 was established per the policies described above and is specifically described in the paragraphs that follow and in the SUMMARY COMPENSATION TABLE below.

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NEO Pay Mix

To align compensation levels for NEOs with the company’s performance and shareholder interest, our pay mix places considerable weight on performance based incentives. In fiscal 2014, approximately 48% of our former CEO’s target TDC, and 36% of the average target TDC of our other NEOs, is performance-based (either Bonus (cash incentive) or performance-based equity).

Base Salary

In fiscal 2014, the base salary for each NEO was carefully evaluated in light of the results of the compensation survey commissioned by the Compensation Committee, the reports and performance reviews related to fiscal 2013 provided by the Chief Executive Officer and other supervising executives, the Company’s fiscal 2013 performance results and the other considerations described above. As a result, near the commencement of our fiscal 2014, the Compensation Committee decided on the following base salary actions pertaining to fiscal 2014:

(1) maintain (without raise) the 2013 yearly base salary rate of $900,000 for Mr. Birkhold (which rates at the 75th percentile of base salary compared with our Peer Group Companies’ CEOs); maintain the 2013 yearly base salary rate of $375,000 for Ms. Woo (which rates between the 25th and 50th percentile of base salary compared with our Peer Group Companies’ CFOs); maintain (without raise) the 2013 yearly base salary rate of $450,000 for Ms. Bogart (which rates between the 50th and 75th percentile of base salary compared with our Peer Group Companies’ Executive Vice President, Design); and maintain (without raise) the 2013 yearly base salary rate of $400,000 for Ms. Glusac (which rates between the 25th and 50th percentile of base salary compared with our Peer Group Companies’ Chief Merchandising Officer); and

(2) raise the 2013 base salary rates for Ms. Powers from $382,500 to $394,000 (rating between the 50th and 75th percentile of base salary compared with our Peer Group Companies’ Top Store Operational Executives) and for Mr. Smith from $325,000 to $335,000 (rating between the 25th and 50th percentile of base salary compared with our Peer Group Companies’ Top Legal Executives).

In February of 2014, and after considering data taken from our Peer Group Companies, the Compensation Committee raised Ms. Woo’s base salary from $375,000 to $430,000 (rating between the 50th and 75th percentile of base salary rate of Peer Group Companies’ Chief Financial Officer). Actual fiscal 2014 base salary details are shown in the SUMMARY COMPENSATION TABLE below.

The compensation for Mr. Wiggett is explained below in Employment, Severance, Change in Control and Independent Consulting Contracts/Arrangements, James Wiggett.

Incentive Cash Compensation

Our executives’ bonus goals and targets for fiscal 2014, which would have been the subject of any bonus actually paid out during fiscal 2015, were established by the Compensation Committee in accordance with the bonus plan described above. Upon review of the Company’s and the executives’ performances against pre-established goals for the fiscal year 2014, the Compensation Committee determined that the company did not meet its Minimum Target goal (of operating income) and therefore no bonuses would be paid for fiscal 2014. However, based on the agreement the Company reached with Mr. Birkhold at the commencement of his employment, the company paid Mr. Birkhold $450,000 as the guaranteed pro-rata share bonus for the first and second quarters of fiscal 2014, as described above in Incentive Cash Compensation, Total Award Percentage. All of the above is reflected in the SUMMARY COMPENSATION TABLE below.

Stock Options

During fiscal 2014, after considering factors including those described above in Compensation Components, Stock Options, 2014 Equity Grants, the Compensation Committee awarded the following individuals the following number of Stock Options: Mr. Birkhold—122,994; Ms. Woo—16,618 ; Ms. Powers—25,000; and Mr. Smith—31,921. This activity is reflected below in the SUMMARY COMPENSATION TABLE and GRANT OF PLAN-BASED AWARDS table.

Restricted Stock Units

During fiscal 2014, after considering factors including those described above in Compensation Components, Restricted Stock Units, 2014 Equity Grants, the Compensation Committee awarded the following NEOs the following number of RSUs: Mr. Birkhold—58,565 Performance Based RSUs and 38,536 Time Based RSUs; Ms. Woo—10,609 Performance Based RSUs and 5,693 Time Based RSUs; Ms. Powers—12,958 Performance Based RSUs and 8,526 Time Based RSUs; and Mr. Smith -16,545 Performance-Based RSUs and 10,886 Time Based RSUs. This activity is reflected below in the SUMMARY COMPENSATION TABLE and GRANT OF PLAN-BASED AWARDS table.

Benefits and Perquisites

In fiscal 2014, we offered additional benefits designed to be competitive with overall market practices, and to attract and retain the talent needed in the Company. Our named executive officers were eligible to participate in our general benefit programs, available to all full-time employees, which include: the bebe Retirement and Savings Plan (Section 401(k) plan), with discretionary Company matching contributions; an employee stock purchase plan; the bebe Health and Welfare Plan (health care coverage); a specified medical cost reimbursement plan; life insurance; disability pay; and paid holidays. Two benefits offered to the named executive officers (and other executives), not available to all employees, were reimbursement for certain qualified medical, dental and vision expenses, subject to an expense cap depending on the position held, and a disability benefit which adds 10% of an individual’s base salary earnings to the percentage of base salary earnings already available to all full-time employees under the Company’s general disability plan, with certain limitations. We do not maintain a defined benefit pension plan or a nonqualified deferred compensation plan. In order to secure Mr. Birkhold’s employment, the Company entered into a severance and change in control agreement with him. Mr. Birkhold separated from the Company on June 12, 2014. Upon his separation, the Company provided Mr. Birkhold with the severance and other benefits consistent with the terms of his severance and change in control agreement, as further described below in the SUMMARY COMPENSATION TABLE and Employment Contracts, Severance, and Change in Control Arrangements, Steve Birkhold.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs employed at the end of the year (other than the Chief Financial Officer). Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our executive officers, the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards or equity incentive awards, which may not be deductible by reason of Section 162(m) or other provisions of the Code.

The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Accounting Considerations

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires the Company to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to use a portfolio approach to equity grants, awarding both stock options and RSUs.

Governing Policies Regarding Company Securities

The Company maintains an Insider Trading Policy (“ITP”) which prohibits any employee from trading Company securities while in possession of material, non-public information. The ITP also prohibits employees from holding Company securities in a margin account or pledging them as collateral for a loan, due to the fact that the holder of the securities, upon a default by the employee, may trade the securities at a time where the employee may be in possession of material, non-public information. An exception was created to the prohibition of an employee pledging Company Securities as collateral for a loan where the employee can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities. Any employee wishing to pledge Company securities under this exception must first receive pre-approval for the proposed transaction from the Insider Trading Compliance Committee in accordance with the pre-approval procedures set forth in the policy.

We allow for the use of Rule 10b5-1 Trading Plans by our Directors and Executives which provide for the pre-established trading of Company common stock. At this time, no members of Management or the Board have such a plan in place.

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SUMMARY COMPENSATION TABLE

The following table sets forth information for the fiscal years ended July 5, 2014, July 6, 2013, and July 2, 2012, concerning the compensation of our principal executive officer(s), principal financial officer and three other most highly compensated executive officers as of the end of fiscal year 2014, as well as one additional executive who would have been one of the three most highly compensated officers, but for her not being employed with the company at the end of the fiscal year, all of which whose total compensation for the year ended July 5, 2014 exceeded $100,000 for services in all capacities to bebe and our subsidiaries (the “Named Executive Officers”).

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total (6)
James Wiggett(7), Interim Chief Executive Officer	2014	97,350	-	-	-	-	-	-	97,350
			-	-	-	-	-	-
			-	-	-	-	-	-
Steve Birkhold, Former Chief Executive Officer	2014	882,692	450,000(8)	614,260	200,463	-	-	152,565(10)	2,299,980
	2013	422,308	1,150,000(9)	1,799,996	892,352			182,000(11)	4,446,656
Liyuan Woo, Chief Financial Officer	2014	402,500	-	88,357	29,487	-	-	-	520,344
	2013	282,577	-	107,718	122,043	-	-	-	512,338
Brigitte Bogart, Executive Vice President, Design	2014	425,769	-	-	-	-	-	-	425,769
	2013	164,423			164,843				329,266

Katrina Glusac, Chief Merchandising Officer	2014	400,000	-	-	-	-	-	-	400,000
	2013	92,308	-	137,000	205,907				435,215

Susan Powers, Senior Vice President, Stores	2014	391,789	-	135,908	44,353	-	-	-	572,050
	2013	381,058	-	29,425	62,565	-	-	-	473,048
	2012	372,212	-	-	41,543	242,000	-	-	655,755
Lawrence Smith, Senior Vice President, General Counsel	2014	333,077	-	173,528	56,631	-	-	-	563,236
	2013	320,192	-	29,425	125,130	-	-	-	474,747
	2012	295,192	-		55,390	192,000	-	-	542,582

(1)  The figures shown in the Salary column of this table reflect the amount actually received by the Named Executive Officer, not such officer’s annual rate of pay for the fiscal year; reasons annual rates of pay may/would be higher than amounts shown in this table would include, but not be limited to, where the executive started or ended employment during the fiscal year, where his/her particular salary increase went into effect during the fiscal year or if the executive elected to take time off without pay.

(2)  Amounts shown represent the aggregate grant date fair value of restricted stock units granted in the year indicated computed in accordance with FASB ASC Topic 718. Assumptions used to calculate the value of the awards are set forth under footnote 13 in our most recent 10-K filing for fiscal year ended July 5, 2014. The grant date fair value of the performance share awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date.

(3)  Amounts shown represent the aggregate grant date fair value of options granted in the year indicated computed in accordance with FASB ASC Topic 718. Assumptions used to calculate the value of the stock options are set forth under footnote 13 in our most recent 10-K filing for fiscal year ended July 5, 2014.

(4)  Amounts listed, if any, were earned during fiscal year 2013, and paid in fiscal year 2014.

(5)  Amounts of other compensation, which may include items such as relocation allowances, medical expense reimbursement, 401k contributions, etc., are not listed unless cumulatively amount to more than $10,000. Relocation allowances may be subject to repayment upon the occurrence of certain conditions.

(6)  Total dollar value of all compensation.

(7)  Mr. Wiggett assumed the Interim CEO position on June 12, 2014. Mr. Wiggett is compensated as an independent consultant and does not receive salary, bonus or equity from the company. Amount shown represents payment for services rendered from June 12, 2014 through July 5, 2014 (the end of fiscal 2014). The remuneration arrangements for Mr. Wiggett’s services is described below in Employment, Severance, Change in Control and Independent Consulting Contracts/Arrangements, James Wiggett.

(8)  Amount shown represents the $450,000 guaranteed pro-rata fiscal bonus, covering the first two fiscal quarters of 2014, paid pursuant to Mr. Birkhold’s employment agreement. Mr. Birkhold was not paid any bonus for the second half of 2014.

(9)  Amount shown represents the $450,000 pro rata fiscal 2013 bonus and the $700,000 sign on bonus, paid pursuant to Mr. Birkhold’s employment agreement.

(10)  Amount shown represents $100,000 for housing allowance, $18,000 in automobile allowance $24,565 for health care reimbursements and $10,000 for life insurance premiums

(11)  Amount shown represents $100,000 for relocation, $9,000 in automobile allowance, $10,000 for life insurance premiums, $10,000 in legal fees associated with negotiating his employment contract and approximately $53,000 in travel and housing allowance.

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GRANTS OF PLAN-BASED AWARDS

The following table provides the specified information concerning grants of non-equity and equity based awards made during the fiscal year ended July 5, 2014, to the Named Executive Officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (1)
		Threshold	Target	Maximum	Threshold	Target	Maximum
James Wiggett(2)	-	-	-	-	-	-	-	-	-	-	-
Steve Birkhold	9/3/13 9/3/13 9/3/13	$450,000 - -	$900,000 - -	$1,800,000 - -	29,282 - -	58,565 - -	117,130 - -	- 38,536 -	- - 122,994	- - $5.56	- $399,999 $214,260 $200,463
Brigitte Bogart	-	106,442	212,884	425,769	-	-	-	-	-	-	-
Katrina Glusac	-	100,000	200,000	400,000	-	-	-	-	-	-	-
Liyuan Woo	2/18/14 2/18/14 2/18/14	100,625 - - -	201,250 - - -	402,500 - - -	- 5,304 - -	10,609 - -	- 21,218 - -	- 5,693 -	- - - 16,618	- - - $5.42	$57,501 $30,856 $29,487
Susan Powers	9/3/13 9/3/13 9/3/13	97,947 - - -	195,894 - - -	391,789 - - -	- 6,479 - -	- 12,958 - -	- 25,916 - -	- - 8,526 -	- - - 25,000	- - - $5.56	- $88,503 $47,405 $44,353
Lawrence Smith	9/3/13 9/3/13 9/3/13	83,269 - -	166,538 - -	333,077 - -	- 8,272 -	- 16,545 -	- 33,090 -	- - 10,886 -	- - - 31,921	- - - $5.56	- $113,002 $60,526 $56,631

(1)	Amounts shown represent the grant date fair value of the respective award computed in accordance with FASB ASC Topic 718 and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising the stock option). The value of a stock and option awards is based on the fair value of the awards as of the grant date. Assumptions used to calculate the value of the awards are set forth under footnote 13 in our most recent 10-K filing for fiscal year ended July 5, 2014.

(2)	As described above, as interim CEO, Mr. Wiggett is not compensated with equity.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

(A)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Unites of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
James Wiggett(2)	-	-	-	-	-	-	-	-	-
Steve Birkhold(7)	754,823	-	-	$3.81	12/12/14	-	-	-	-
(13)	112,994	-	-	$5.48	-	-	-	-	-
Brigitte Bogart(11)	20,000	80,000	-	$4.52	3/14/24	-	-	-	-
Katrina Glusac(12)	20,000	-	-	$5.48	9/27/14	-	-	-	-
Liyuan Woo(8)	17,500	7,500	-	$6.47	9/15/20	-	-	-	-
(6)	4,000	6,000	-	$7.37	9/14/21	-	-	-	-
(9)	-		-	-	-	1,875	$5,869	1,875	$2,934(17)
(10)	12,500	12,500	-	$3.99	12/14/22	-	-	-	-
(13)	10,000	40,000	-	$5.71	6/18/23	3,750	$11,738	3,750	$11,738(16)
(15)	-	16,618	-	$5.42	2/17/24	5,693	$17,819	10,609	$33,206(16)
Susan Powers(3)	15,000	-	-	$10.01	9/07/18	-	-	-	-
(5)	5,000	3,000	-	$6.29	9/15/20	-	-	-	-
(6)	6,000	9,000	-	$7.37	9/14/21	-	-	-	-
(9)	-		-	-	-	2,500	$7,825	2,500	$3,913(17)
(10)	25,000	25,000	-	$3.99	12/14/22	-	-	-	-
(14)	-	25,000	-	$5.56	9/2/23	8,526	$26,686	12,958	$88,503(18)
Lawrence Smith(3)	30,000	-	-	$10.01	9/07/18	-	-	-	-
(4)	59,392	-	-	$7.64	9/28/16	-	-	-	-
(5)	10,500	4,500	-	$6.29	9/15/20	-	-	-	-
(6)	8,000	12,000	-	$7.37	9/14/21	-	-	-	-
(9)	-	-	-	-	-	2,500	$7,825	2,500	$3,913(17)
(10)	50,000	50,000	-	$3.99	12/14/22	-	-	-	-
(14)	-	31,921	-	$5.56	9/2/23	10,866	$34,073	16,545	$113,002(18)

(1)	Options granted during fiscal 2014 and later vest over four years, with 25% of the award vesting annually on the anniversary of the grant date. Options granted during fiscal 2006 through fiscal 2013 vest over four years, with 20% of the award vesting on each of the first and second anniversaries of the date of grant and 30% of the award vesting on each of the third and fourth anniversaries of the date of grant; options granted prior to fiscal 2006 vest over four years on a different yearly schedule, but have all since vested.

(2)	As described above, as interim CEO, Mr. Wiggett is not compensated with equity.

(3)	Grant date was September 8, 2008.

(4)	Grant date was September 29, 2009 (pursuant to the Company’s option exchange program which was announced and described in SEC filings, dated 9/1/09, 9/21/09 and 10/1/09).

(5)	Grant date was September 16, 2010.

(6)	Grant date was September 15, 2011.

(7)	Grant date was February 15, 2013 (Mr. Birkhold’s initial stock option grant).

(8)	Grant date was September 15, 2010 (Ms. Woo’s initial stock option grant).

(9)	Grant date was August 27, 2012.

(10)	Grant date was December 15, 2012.

(11)	Grant date was March 15, 2013 (Ms. Bogart’s initial stock option grant).

(12)	Grant date was May 13, 2013 (Ms. Glusac’s initial stock option grant).

(13)	Grant date was June 19, 2013.

(14)	Grant date was September 3, 2013.

(15)	Grant date was February 18, 2014.

(16)	Represents unvested “target” number of performance shares multiplied by the closing price of our Common Stock on July 3, 2014 (July 5, 2014 fell on a Saturday). The ultimate value will depend on whether performance criteria are met and the value of our Common Stock on the actual vesting date.

(17)	Represents unvested “threshold” number of performance shares multiplied by the closing price of our Common Stock on July 3, 2014. The ultimate value will depend on whether performance criteria are met and the value of our Common Stock on the actual vesting date.

(18)	Represents unvested “threshold” number of performance shares multiplied by the fair value of the award on grant date.

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OPTION EXERCISES AND STOCK VESTED

During Fiscal 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)(2)
James Wiggett	-	-	-	-
Steve Birkhold	-	-	302,499	$1,499,033
Brigitte Bogart	-	-	-	-
Katrina Glusac	-	-	5,000	$25,000
Liyuan Woo	-	-	9,375	$36,056
Susan Powers	-	-	2,500	$13,975
Lawrence Smith	-	-	2,500	$13,975

(1)	Any value which would have been listed would have been the difference between the option exercise price and the market price of the underlying shares at exercise, multiplied by the number of shares acquired upon exercise.

(2)	Any value which would have been listed would have been the closing stock price as listed on the NASDAQ stock exchange on the day of vesting multiplied by the number of shares vested.

Employment, Severance, Change in Control and Independent Consulting Contracts/Arrangements

The company has signed certain Offer Letters with our NEOs which set forth the basic terms concerning an executive’s at-will employment relationship. In addition, the company has entered severance and change in control agreements with our NEOs as described below.

In the event of a Change in Control (as defined in the 1997 Plan), the vesting of restricted stock awards will be accelerated in full unless our right to reacquire the shares upon the participant’s termination of service is assigned to the entity employing the participant immediately after the Change in Control or to its parent or a subsidiary. Options and restricted stock units will become vested in full upon a Change in Control if they are not continued, assumed, or replaced by the surviving Company or its parent.

Additionally, we engaged employment and/or severance and change in control agreements with the following named executive officer as further described as follows:

Steve Birkhold

In order to attract and secure the employment services of Mr. Birkhold in Fiscal 2013, the Company entered into an employment agreement with Mr. Birkhold, dated January 3, 2013, which included a “Change in Control and Severance Agreement” (together referenced herein as the “Agreement”) providing for a certain level of severance benefits in certain circumstances. Specifically, the Agreement provides that if Mr. Birkhold’s employment is terminated by what is defined in the Agreement as a “Covered Termination” (which is basically defined as a “Constructive Termination” or a termination by the Company other than for cause, disability or death) outside of a Change of Control period (defined in the Agreement as within 12 months of a Change of Control event) and he signs a full release of claims, then in addition to any annual incentive bonus earned but not yet paid for any completed full fiscal year immediately preceding the termination date, as well as any accrued but unpaid salary, bonus and expense reimbursements, he would be entitled to receive a lump sum payment of 2 times the annual base salary in effect at the time of such termination, less authorized deductions and applicable withholding taxes. In this scenario, Mr. Birkhold would also be entitled to: (1) the immediate vesting of all unvested options, (2) subject to the achievement of any performance goals upon which vesting is contingent, the vesting of any restricted stock unit award that is subject to annual vesting to the extent of the number of shares having the same proportion to the overall number of shares within that award as the number of months of completed service at the time of termination has to the number of total months in the vesting period, and (3) continued healthcare benefits for him and his dependents until the earlier of: (a) 24 months, (b) when he becomes eligible for healthcare coverage under another employer’s plan or (c) when he or his dependents no longer are eligible for COBRA.

In addition, the Agreement provides that should Mr. Birkhold experience a Covered Termination within a Change in Control period, then he would be entitled to all compensation he would be entitled to had the Covered Termination occurred outside the Change in Control period plus the added benefit of having all unvested equity awards accelerate and vest immediately, and not just the prorata share as described above.

The Agreement also mandates him to enter into a confidentiality agreement with the Company, includes a mutual non-disparagement clause and mandates that any disputes arising out of the content of the Agreement is to be submitted to binding arbitration.

Mr. Birkhold separated from the company on June 12, 2014. Upon his separation, the company provided Mr. Birkhold with the severance and other benefits consistent with the terms of his severance and change in control severance agreement including a severance payment equal to two times his annual base salary, the accelerated vesting of his unvested stock option awards, the accelerated vesting of the prorata portion (earned through his separation date) of his unvested stock awards, and premium payments under COBRA for up to 24 months.

The following table sets forth the amount of payments or value provided to Mr. Birkhold upon his separation:

Covered Termination (Not during a Change in Control period)
Salary	$1,800,000
Continuation of Healthcare(1)	58,464
Equity Acceleration (Options)(2)	$0
Equity Acceleration (RSUs)(3)	$218,721
Total	$2,077,185

(1)	While the Company’s obligation may cease sooner, the above number assumes the Company will continue to pay COBRA premiums for the full 24 months (at $2,436 per month).

(2)	The value is $0 given that the strike price of any accelerated options was greater that the closing stock price on the day of separation.

(3)	Represents the value of the pro-rata amount of RSUs earned through his separation date multiplied by the closing price of our shares as of the separation date.

Other Executive Officers

In addition, for competitive and retention purposes, the Company entered into a Severance and Change in Control Agreement with Ms. Woo, Ms. Bogart, Ms. Glusac, Ms. Powers and Mr. Smith, dated January 3, 2014, (referenced herein as the “S&CC Agreement”) providing for a certain level of severance benefits in certain circumstances. The S&CC Agreement was lodged in an 8K filing with the SEC, dated January 22, 2014. Specifically, the S&CC Agreement provides that if the particular individual’s employment is terminated by what is defined in the Agreement as a “Covered Termination” (which is defined generally as a “Constructive Termination” or a termination by the Company other than for cause, disability or death) outside of a Change of

Control period (defined in the Agreement as within 12 months of a Change of Control event) and the individual signs a full release of claims, then in addition to any annual incentive bonus earned but not yet paid for any completed full fiscal year immediately preceding the termination date, as well as any accrued but unpaid salary, bonus and expense reimbursements, the individual would be entitled to receive a lump sum payment of 1 times the annual base salary in effect at the time of such termination (in the case of all those named, with the exception of Ms. Woo who would be entitled to 1.5 times annual base salary) plus the bonus payment at target for the year in which severance occurs, regardless of whether it would have been earned or not, less authorized deductions and applicable withholding taxes. In addition, the individual would also be entitled to: (1) continued healthcare benefits for the individual and dependents until the earlier of (a) 12 months in case of all those named, with the exception of Ms. Woo who would be entitled to up to 18 months, (b) when the individual becomes eligible for healthcare coverage under another employer’s plan or (c) when the individual or dependents no longer are eligible for COBRA and (2) specified outplacement assistance.

In addition, the S&CC Agreement provides that should the individual experience a Covered Termination within a Change in Control period, then he or she would be entitled to all compensation he would be entitled to had the Covered Termination occurred outside the Change in Control period plus the added benefit of having all unvested equity awards accelerate and vest immediately.

The Agreement also mandates the individual to enter into a confidentiality agreement with the Company, includes a mutual non-disparagement clause and mandates that any disputes arising out of the content of the Agreement is to be submitted to binding arbitration.

The following tables set forth the amount of potential payments or value to be received by the following eligible NEO, based on an assumed Covered Termination date of July 1, 2014:

Ms. Woo	Covered Termination (Not during a Change in Control period)	Covered Termination (during a Change in Control period)
Salary	$645,000	$645,000
Bonus	$215,000	$215,000
Equity Acceleration (Options)(1)	-	$0
Equity Acceleration (RSUs)(2)	-	$85,411
Total	$860,000	$945,411

Ms. Bogart	Covered Termination (Not during a Change in Control period)	Covered Termination (during a Change in Control period)
Salary	$450,000	$450,000
Bonus	$225,000	$225,000
Equity Acceleration (Options)(1)	-	$0
Equity Acceleration (RSUs)(2)	-	$0
Total	$675,000	$675,000

Ms. Powers	Covered Termination (Not during a Change in Control period)	Covered Termination (during a Change in Control period)
Salary	$394,000	$394,000
Bonus	$197,000	$197,000
Equity Acceleration (Options)(1)	-	$0
Equity Acceleration (RSUs)(2)	-	$65,180
Total	$591,000	$656,180

Mr. Smith	Covered Termination (Not during a Change in Control period)	Covered Termination (during a Change in Control period)
Salary	$325,000	$325,000
Bonus	$162,500	$162,500
Equity Acceleration (Options)(1)	-	$0
Equity Acceleration (RSUs)(2)	-	$100,536
Total	$487,500	$588,036

(1)	The value is $0 given that the strike price of any accelerated options is greater than the closing stock price on the day of assumed Covered Termination.

(2)	All remaining vested and unvested accelerate and vest. To arrive at a value, we multiplied the number of units and the closing price of our shares as of the separation date.

There is no chart above for Ms. Glusac as she separated from the company in June, 2014 and, upon her severance, was paid per the above named severance agreement. Specifically, the company paid Ms. Glusac $600,000 and cancelled her unvested equity.

James Wiggett

In support of his services as interim CEO, the Company entered into an independent consulting agreement (“ICA”) with Mr. Wiggett’s consulting firm, Jackson Hole Group. As such, Mr. Wiggett does not have an employment agreement or salary, is not currently eligible for bonuses or equity and does not have a severance agreement with the company. Under the terms of the ICA, for time Mr. Wiggett serves, the Company pays Jackson Hole Group a daily professional fee rate of $5,600 per day or $700 per hour for partial days of less than 8 hours. In addition, the Company covers Mr. Wiggett’s reasonable and customary business expenses, including the cost of travel to and from the San Francisco Bay area to Los Angeles, car rental and temporary housing in Los Angeles. Mr. Wiggett did not begin his service as Interim CEO until June 12, 2014. The amount of professional fees paid to Jackson Hole Group corresponding to Mr. Wiggett’s service as Interim CEO in fiscal 2014 was $83,000 and the amount of expenses covered or reimbursed during this time period was $9,000. Prior to Mr. Wiggett joining as Interim CEO, the company retained Jackson Hole Group for various consulting projects and had paid Jackson Hole Group $28,600 and $10,000 in fiscal 2013 and 2014, respectively, for such services.

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REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

Our Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, our Compensation and Management Development Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, our Annual Report on Form 10-K for the year ended July 5, 2014.

The foregoing Report of our Compensation and Management Development Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filing by us with the SEC, except to the extent specifically incorporated by reference.

Seth Johnson, Chair

Corrado Federico

Blair Lambert

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the compensation of our named executive officers, as described in this Proxy Statement. As described above in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement, the Compensation Committee has structured our executive compensation programs, among other things, to achieve the following key objectives: to align Total Direct Compensation to shareholder value, to offer and maintain competitive compensation packages in order to attract and retain well qualified executives, and to offer long-term incentives designed to retain productive executives.

We believe our executive compensation policies have a number of features designed to promote these objectives. For example, generally setting base salary and bonus levels at or near the 50th percentile of our Peer Group Companies allows us to be competitive with our Peers on a cash basis. Further, our annual cash incentives are available only if we achieve certain pre-established Company Performance targets. The board believes this encourages executive officers to work together towards the common goal of increasing revenue and controlling costs, which will lead to better earnings and greater shareholder value. Additionally, our 2014 long-term incentive equity grants vest over a relatively long period of time (4 years in the case of stock options with equal  1/4 vesting upon each anniversary of the grant and our RSUs have a 3 year cliff-vest). We believe this promotes stability by encouraging employees to continue working for us for longer periods of time. In fiscal 2014, approximately one-half of the value of the equity we granted had a performance based function ensuring the interests of our executives are aligned with those of our shareholders.

Shareholders are urged to read the “COMPENSATION DISCUSSION AND ANALYSIS”, which describes in more detail how our executive compensation policies and procedures strive to reach our compensation objectives, as well as the “Fiscal 2014 Summary Compensation Table” and related compensation tables and description, which provide detailed information regarding the compensation of the named executive officers.

The Board has determined to hold an advisory “Say on Pay” vote once every three years. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of bebe stores, inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Fiscal 2014 Summary Compensation Table and the related compensation tables, notes and description in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders.

Vote Required and Board of Directors’ Recommendation

The advisory resolution on executive compensation requires the approval of the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting thereon. Under applicable rules, broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

This advisory resolution, commonly referred to as a “Say on Pay” vote, is non-binding on the board. Although non-binding, the board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation programs. Unless the Board modifies its determination on the frequency of future “Say on Pay” advisory votes, the next “Say on Pay” advisory vote will be held at the 2017 annual meeting of shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE BEBE STORES, INC.

1997 STOCK PLAN, AS AMENDED, TO INCREASE AUTHORIZED NUMBER OF SHARES

In November, 2008, the Company’s shareholders have previously approved the reservation of 22,113,750 shares of the Company’s common stock, for issuance to employees, consultants, and outside directors under the 1997 Stock Plan (the “1997 Plan”). On October 10, 2014, only 2,362,453 shares remained available for the future grant of stock options, stock purchase rights and restricted stock units under the 1997 Plan, a number that the Board of Directors believes to be insufficient to meet the Company’s anticipated needs.

The Board believes that the Company’s 1997 Plan is an important factor in attracting and retaining the high caliber employees, consultants and outside directors essential to the success of the Company and in aligning their long-term interests with those of the shareholders.

Therefore, to ensure the Company will continue to have a reasonable number of shares available to issue the long-term equity incentives the Board and management believe necessary to meet the Company’s needs, the Board of Directors has unanimously adopted, subject to shareholder approval, an amendment to increase the maximum number of shares of common stock issuable under the 1997 Plan by three million (3,000,000) shares to an aggregate of 25,113,750.

Accordingly, the Board of Directors believes that approval of this proposal is in the best interests of the Company and its shareholders.

Summary of the 1997 Plan

The following is a summary of the principal features of the 1997 Plan. A copy of the 1997 Plan, as amended, and as proposed herein relating to increasing number of shares authorized and available for issuance, is included as Appendix A to this Proxy Statement.

Authorized Shares. The shareholders have previously authorized the reservation of an aggregate of shares, and pursuant to this Proposal No. 3, such reserve is being proposed to be increased by 3,000,000 shares to a total of 25,113,750 shares. If any outstanding award expires, terminates or is canceled, or if shares acquired pursuant to an award are repurchased by the Company, the expired or repurchased shares are returned to the 1997 Plan and again become available for grant. However, no more than 25,113,750 shares will be available under the 1997 Plan for issuance upon the exercise of stock options, as defined in Section 422 of the Internal Revenue Code, regardless of whether any of such shares are subsequently repurchased. Appropriate adjustments will be made to the number of shares reserved under the 1997 Plan, the share limit affecting stock options, the individual grant limit described below and the number of shares and exercise price under each outstanding award in the event of any stock dividend, combination or consolidation, recapitalization, a spin-off, a reclassification or similar change in the Company’s capital structure.

As of October 10, 2014, 4,006,847 options to purchase shares of common stock granted pursuant to the 1997 Plan were outstanding, 1,375,265 restricted stock unit awards for shares were outstanding, 14,013,059 shares had been issued upon exercise or settlement of awards granted under the 1997 Plan and there remained 2,362,453 shares of common stock available for future grants under the 1997 Plan.

Individual Grant Limit. No employee may be granted a stock option award for more than 1,687,500 shares in any fiscal year.

Administration. The 1997 Plan is administered by the Board of Directors or the Compensation and Management Development Committee. (For purposes of this discussion, the term “Board of Directors” refers to either the Board of Directors or such committee.) Subject to the provisions of the 1997 Plan, the Board of Directors will determine the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an incentive stock option or a non-statutory stock option, the timing and terms of exercisability and vesting of each award, the purchase price and the type of consideration to be paid to upon the exercise of each award, the time of expiration of each award, and all other terms and conditions of the awards. The Board of Directors may amend or cancel any award, waive any restrictions or conditions applicable to any award, and accelerate, extend or defer the exercisability or vesting of any award. The Board of Directors has the authority to interpret the provisions of the 1997 Plan and awards granted thereunder, and any such interpretation by the Board of Directors will be binding.

Eligibility. Stock options, stock purchase rights and restricted stock unit awards may be granted under the 1997 Plan to employees, outside directors and consultants of the Company or any parent or subsidiary of the Company. As of October 5, 2014, the Company had approximately 3,014 employees including 10 executive officers, and four outside directors who would be eligible under the 1997 Plan. While any eligible person may be granted non-statutory stock options, only employees may be granted incentive stock options.

Terms and Conditions of Options. Each option granted under the 1997 Plan will be evidenced by a written agreement between the Company and the optionee, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1997 Plan. Incentive stock options must have an exercise price that is not less than the fair market value of a share of the Company’s common stock on the date of grant, while non-statutory stock options must have an exercise price that is not less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a “10% Shareholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. The closing price of the Company’s common stock as reported on The Nasdaq National Market on October 6, 2014 was $2.27 per share.

The 1997 Plan provides that the option exercise price may be paid in cash or cash equivalent, by surrender of previously acquired shares of Company common stock having a fair market value equal to the exercise price, or by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option. No option may be exercised unless the optionee has made adequate provision for the satisfaction of federal, state, local and foreign taxes, if any, relating to the exercise of the optionOptions will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board of Directors. The maximum term of an incentive stock option granted under the 1997 Plan is 10 years, provided, however, that an incentive stock option granted to a 10% Shareholder must have a term not exceeding five years. Subject to the term of the option, an option generally will remain exercisable for three months following the optionee’s termination of service, except that if service terminates as a result of the optionee’s death or disability, the option generally will remain exercisable for twelve or six months, respectively, or if service is terminated for cause, the option will terminate immediately.

Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Nonstatutory stock options granted under the 1997 Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

Stock Purchase Rights. Each stock purchase right granted under the 1997 Plan will be evidenced by a written agreement between the Company and the purchaser. The purchase price for shares issuable under a stock purchase right will be established by the Board of Directors in its sole discretion but must have a purchase price that is not less than 85% of the fair market value of the shares. Any right to acquire shares pursuant to a stock purchase right automatically expires within thirty days after the grant of such right. Stock purchase rights may be granted by the Board of Directors subject to such restrictions for such periods as determined by the Board of

Directors and set forth in a written agreement between the Company and the purchaser, and the shares acquired pursuant to the award may not be sold or otherwise transferred until the restrictions lapse or are terminated. The purchaser must make adequate provisions for the satisfaction of federal, state, local or foreign taxes, if any, relating to the exercise of the stock purchase right.

Restricted Stock Units. Each restricted stock unit award granted under the 1997 Plan will be evidenced by a written agreement between the Company and the participant. A restricted stock unit is a right granted to a participant to receive a share of stock on a date determined in accordance with the provisions of the 1997 Plan and restricted stock units agreement. No monetary payment will be required as a condition of receiving a restricted stock unit award, the consideration for which will be services rendered to the Company, a parent or subsidiary, or for its benefit. Restricted stock unit awards may be granted by the Board of Directors subject to such restrictions, including vesting conditions, for such periods as determined by the Board of Directors and set forth in a restricted stock units agreement between the Company and the participant. The participant will not have voting rights with respect to the shares of stock represented by restricted stock units until the date of issuance of such shares. If the participant’s service with the Company terminates, the participant will forfeit to the Company any restricted stock units which remain unvested as of that date. The Company will issue to a participant on the date on which restricted stock units vest or such other date determined by the Board of Directors and set forth in the participant’s award agreement, a number of whole shares of stock equal to the number of whole restricted stock units which are vested. Prior to issuance of the stock in settlement of a restricted stock unit award, the award is nontransferable other than by will or by the laws of descent and distribution.

Change in Control. The Plan defines a “Change in Control” of the Company as (i) the consummation of a merger or consolidation with or into another entity or any other corporate reorganization, unless 50% or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were shareholders of the Company immediately prior to such merger, consolidation or other reorganization, in substantially the same proportions as their ownership interest of the Company stock prior to the transaction or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either continue or assume all outstanding options, stock purchase rights and restricted stock units or substitute substantially equivalent options or rights for its stock. If the outstanding options, stock purchase rights and restricted stock units are not continued, assumed or replaced, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vested in full. Any stock options, stock purchase rights or restricted stock units which are not assumed in connection with a Change in Control or exercised prior to the Change in Control will terminate effective as of the time of the Change in Control.

Termination or Amendment. The 1997 Plan will continue in effect until the earlier of its termination by the Board of Directors or the date on which all shares available for issuance under the 1997 Plan have been issued and all restrictions on such shares under the terms of the 1997 Plan and the agreements evidencing awards granted under the plan have lapsed, provided that all incentive stock options must be granted within 10 years following the date on which the Board of Directors adopted the 1997 Plan or if the number of shares authorized for issuance under the 1997 Plan has been increased with the approval of the shareholders, within 10 years from the earlier of the latest such shareholder approval or the date on which the 1997 Plan was amended by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1997 Plan at any time. However, without shareholder approval, the Board of Directors may not amend the 1997 Plan to increase the total number of shares of common stock issuable thereunder or change the class of persons eligible to receive incentive stock options. No termination or amendment may affect an outstanding award without the consent of the participant.

Summary of Federal Income Tax Consequences of the 1997 Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 1997 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (“disqualifying disposition”), the difference between the fair market value of the shares on the date of option exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares purchased. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Purchase Rights. A participant acquiring shares pursuant to a stock purchase award generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a stock purchase award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units. A participant generally will recognize no income upon the grant of a restricted stock unit award. Upon the settlement of such award, a participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the settlement date, except to the extent such deduction is limited by applicable provisions of the Code.

Options and Other Awards Granted to Certain Persons

The amount, if any, of equity compensation to be awarded to employees (including executive officers), consultants and directors is determined from time to time by the Compensation Committee or the Board, as applicable, and is not presently determinable.

Historically, our non-employee directors have received annual equity grants under the 1997 Plan. Under our current outside director equity compensation policy, each non-employee director receives Time Based RSUs (which vest at the end of the day before the following year’s annual shareholders meeting) representing approximately $75,000 in value based on the closing price of our common stock on the date of the annual meeting of shareholders.

The following sets forth, from the inception of the 1997 Plan and through July 5, 2014, summary information concerning the number of shares of our common stock subject to stock options and RSUs awarded under the 1997 Plan to our Named Executive Officers, director nominees, all executive officers as a group, all current directors who are not executive officers as a grant, all associates of any of such director nominees, executive officers or directors, all other persons who received or is to receive 5% of such options or RSUs and all employees, including current officers who are not executive officers as a group: (i) Steve Birkhold, Former Chief Executive Officer, 1,503,637 shares; (ii) Liyuan Woo, Chief Financial Officer, 165,420 shares; (iii) Brigitte Bogart, Executive Vice President, Design, 421,243 shares; (iv) Katrina Glusac, Former Chief Merchandising Officer, 125,000 shares; (v) Susan Powers, Senior Vice President, Stores, 160,071 shares; (vi) Larry Smith, Senior Vice President, General Counsel, 293,744 shares; (vii) all current executive officers as a group, an aggregate of 1,277,978 shares; (viii) all current Directors who are not executive officers as a group, an aggregate of 2,095,894 shares; (ix) all associates of any of the director nominees, executive officers or directors, 0 shares; (x) all other persons who received or is to receive 5% of such options or RSUs, 0 shares and (xi) all employees, including current officers who are not executive officers, as a group, an aggregate of 4,408,333 shares.

Vote Required and Board of Directors’ Recommendation

This proposal requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors believes that the proposed amendment of the 1997 Plan is in the best interests of the Company and its shareholders for the reasons stated above.

THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE 1997 STOCK PLAN FROM 22,113,750 SHARES TO 25,113,750 SHARES.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected Deloitte & Touche LLP as the independent registered public accounting firm to audit both our consolidated financial statements and internal control over financial statements for the fiscal year ending July 4, 2015. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires and to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

Shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Our board of directors, however, is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the board of directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our shareholders.

The affirmative vote of a majority of votes cast at the Annual Meeting of Shareholders, at which a quorum is present, is required for approval of this proposal. If no vote is indicated on the proxy, except in the case of a broker non-vote, the shares will be voted for the proposal. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 4, 2015.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to us for the fiscal years ended July 6, 2013 and July 5, 2014 by our principal accounting firm, Deloitte & Touche LLP:

	2013	2014
Audit Fees(1)	$1,076,500	$1,655,000
Other Fees(2)	$2,000	$17,750

Total	$1,078,500	$1,657,000

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and internal control over financial reporting, the review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings and engagements, including SEC comment letters.

(2)	Other Fees consist primarily of license fees related to an accounting research database in the amount of $2,000 in each of the listed years and, added to fiscal 2014, $15,750 for subscription access to a talent management, learning organization and leadership development research.

The Audit Committee approves the audit services to be provided by Deloitte & Touche LLP during the year. With minor and immaterial exceptions, all of the services provided in fiscal 2014 were approved in advance by the Audit Committee. Any services Deloitte & Touche performed, in addition to those pre-approved, were discussed and approved both at the time of service and after the end of the fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 1, 2014, with respect to the beneficial ownership of our common stock by (i) all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock, (ii) each of our directors and director-nominees, (iii) each of our executive officers named in the Summary Compensation Table in this Proxy Statement and (iv) all of our executive officers and directors as a group:

	Shares Owned(1)
Name and Address of Beneficial Owners(2)	Number of Shares	Percentage of Class%
Manny Mashouf(3)	46,910,201	59
Barbara Bass	295,061	*
Cynthia Cohen	287,864	*
Corrado Federico(4)	322,744	*
Caden Wang	286,717	*
Brett Brewer	0	*
Robert Galvin	0	*
Seth Johnson	0	*
Blair Lambert	0	*
Steve Birkhold	867,817	1
Liyuan Woo(5)	65,408	*
Brigitte Bogart	20,000	*
Katrina Glusac	20,000	*
Susan Powers(6)	63,378	*
Lawrence Smith(7)	180,591	*
All directors, director nominees and executive officers as a group (15 persons)(8)	49,284,781	62

*	Less than 1%

(1)	Number of shares beneficially owned and the percentage of shares beneficially owned are based on 79,557,869 shares outstanding as of September 1, 2014. We determine beneficial ownership in accordance with the rules of the SEC and a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon exercise of outstanding options. Shares of common stock subject to options granted under bebe’s 1997 Plan, as amended, that are currently exercisable or exercisable within 60 days of September 1, 2014 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding or to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Unless otherwise noted, the address of each beneficial owner is c/o bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.

(3)	Includes 357,750 shares held in trusts for the benefit of Mr. Mashouf’s children, as to which Mr. Mashouf disclaims beneficial ownership, 318,636 shares held by the Manny Mashouf Charitable Remainder Trust dated 12/21/98 of which Mr. Mashouf is trustee, 12,000,000 shares held by the Manny Mashouf Charitable Remainder Trust dated 12/21/98, 561,994 shares held by the Manny Mashouf Foundation, 28,229,599 shares owned by the Manny Mashouf Family Trust of which Mr. Mashouf is trustee and approximately 5.4 million shares held in electronic form.

(4)	Includes 18,972 shares subject to options exercisable within 60 days of September 1, 2014.

(5)	Includes 10,500 shares subject to options exercisable within 60 days of September 1, 2014.

(6)	Includes 13,750 shares subject to options exercisable within 60 days of September 1, 2014 and 2,132 shares subject to restricted stock units as to which the restriction lapses on September 3, 2014.

(7)	Includes 18,481 shares subject to options exercisable within 60 days of September 1, 2014 and 2,722 restricted stock units as to which the restriction lapses on September 3, 2014.

(8)	Includes an aggregate of 61,703 shares subject to options exercisable within 60 days of September 1, 2014 held by the directors and executive officers and an aggregate of 4,854 shares subject to restricted stock units held by Ms. Powers and Mr. Smith as to which the restriction lapses on September 3, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of bebe’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the forms received by us or written representations from certain Reporting Persons, we believe that all Reporting Persons complied with all applicable reporting requirements during the fiscal year ended July 5, 2014.

Equity Compensation Plan Information

The following table provides information as of July 5, 2014 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
	(a)	(b)	(c)

Equity compensation plans approved by shareholders	4,942,234	$6.34	2,328,581

Equity compensation plans not approved by shareholders	0	0	0

Total	4,942,234	$6.34	2,328,581

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the quality of our financial statements and our financial reporting on behalf of the board of directors. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations and providing a report on management’s assessment of our internal control over financial reporting. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements, expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States, and providing an attestation report on the effectiveness of our internal control over financial reporting.

The Audit Committee consists of three directors, each of whom, in the judgment of the board, is an independent director for purposes of the Nasdaq Listing Rules as they apply to audit committee members.

The Audit Committee has discussed and reviewed with Deloitte & Touche LLP all matters required by the applicable regulations prescribed by the Public Company Accounting Oversight Board and Securities and Exchange Commission. The Audit Committee also received from Deloitte & Touche LLP written disclosures and the letter, required by the applicable regulations of the Public Company Accounting Oversight Board, regarding the independent accountant’s independence. The Audit Committee has discussed the matter of independence of Deloitte & Touche LLP with that firm, including a review of both audit and non-audit fees, and satisfied itself as to the auditors’ independence.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements. The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche LLP’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 5, 2014.

Blair Lambert, Chair

Brett Brewer

Seth Johnson

SHAREHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included in our proxy materials for the 2015 annual meeting, we must receive the proposal at our principal executive offices, addressed to the Secretary, not later than June 26, 2014. In addition, shareholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our bylaws, addressed to the Secretary at our principal executive offices, not later than June 26, 2014.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business that the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Jim Wiggett

Brisbane, California October 24, 2014	Interim Chief Executive Officer

APPENDIX A

bebe stores, inc.

1997 STOCK PLAN

(As amended and restated through November 2014)

A-i

A-ii

bebe stores, inc.

1997 STOCK PLAN

1. Establishment and Purpose.

The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring Shares of the Company’s Stock. The Plan provides for the direct award or sale of Shares, the grant of Options to purchase Shares and the grant of Restricted Stock Units. Options granted under the Plan may include Nonstatutory Options (“NSOs”) as well as Incentive Stock Options (“ISOs”) intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 15.

2. Administration.

(a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of two or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Participants and all persons deriving their rights from a Participant.

(c) Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

(d) Committee Complying with Section 162(m). If the Company (or any Parent or Subsidiary) is a “publicly held corporation” within the meaning of Section 162(m), the Board of Directors may establish a committee of “outside directors” within the meaning of Section 162(m) to approve any grants under the Plan which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3. Eligibility and Award Limitation.

(a) General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Options, the direct award or sale of Shares and the grant of Restricted Stock Units. Only Employees shall be eligible for the grant of ISOs.

(b) Ten-Percent Shareholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible to be granted an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, and (ii) the ISO, by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

(c) Section 162(m) Grant Limit. Subject to adjustment as provided in Section 9(a), at any such time as the Company is a “publicly held corporation” within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one million six hundred eighty-seven thousand five hundred (1,687,500) shares (the “Section 162(m) Grant Limit”). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

4. Stock Subject to Plan.

(a) Basic Limitation. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options, Stock Purchase Rights, Restricted Stock Units or other rights to acquire Shares) shall not exceed twenty-five million one hundred thirteen thousand seven hundred fifty (25,113,750) Shares, subject to adjustment pursuant to Section 9. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Additional Shares. In the event that any outstanding Option, Stock Purchase Right, Restricted Stock Units or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the portion of such award which has not been exercised or settled as of the time of such termination shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed twenty-five million one hundred thirteen thousand seven hundred fifty (25,113,750) Shares (subject to adjustment pursuant to Section 9).

5. Terms and Conditions of Restricted Stock Awards or Sales.

(a) Restricted Stock Agreement. Each award or sale of Shares pursuant to Section 5 shall be evidenced by a Restricted Stock Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Agreement. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Duration and Nontransferability of Stock Purchase Rights. Any Stock Purchase Right granted pursuant to Section 5 shall automatically expire if not exercised by the Participant within 30 days after the grant of such right was communicated to the Participant by the Company in writing or by electronic communication. A Stock Purchase Right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted.

(c) Purchase Price. The purchase price of Shares to be offered for sale pursuant to a Stock Purchase Right shall not be less than 85% of the Fair Market Value of such Shares. Subject to the preceding sentence, the purchase price shall be determined by the Board of Directors at its sole discretion. The purchase price shall be payable in a form or combination of the forms of consideration applicable to payment of the purchase price, as described in Section 8.

(d) Restrictions on Transfer of Shares and Vesting. Any Shares awarded or sold pursuant to this Section 5 shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(e) Accelerated Vesting. Unless the applicable Restricted Stock Agreement provides otherwise, any right to automatically reacquire for no consideration Shares awarded pursuant to this Section 5 or to repurchase

Shares sold pursuant to this Section 5 at their original purchase price upon termination of the Participant’s Service shall lapse and all of such Shares shall become vested if the Company is subject to a Change in Control and the reacquisition right or repurchase right is not assigned to the entity that employs the Participant immediately after the Change in Control or to its parent or subsidiary.

6. Terms and Conditions of Options.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). The Exercise Price of an NSO shall not be less than 85% of the Fair Market Value of a Share on the date of grant; provided, however, that any NSO constituting Section 409A Deferred Compensation shall comply with the requirements of Section 11 of the Plan and Section 409A of the Code. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form or combination of the forms of consideration applicable to Options, as described in Section 8.

(d) Exercisability. Each Stock Option Agreement shall specify the date when, or the terms, performance criteria or other conditions upon the satisfaction of which, all or any installment of the Option is to become exercisable. The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

(e) Accelerated Vesting and Exercisability. Unless the applicable Stock Option Agreement or, with respect to any NSO constituting Section 409A Deferred Compensation, the requirements of Section 11 of the Plan and Section 409A of the Code, provides otherwise, all of a Participant’s Options shall become exercisable and vested in full if (i) the Company is subject to a Change in Control, (ii) such Options are not assumed by the surviving corporation or its parent and (iii) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options. Any options which are not assumed or substituted for in connection with the Change in Control shall, to the extent not exercised as of the date of the Change in Control, terminate and cease to be outstanding effective as of the date of the Change in Control.

(f) Basic Term. The Stock Option Agreement shall specify the term of the Option. The term of an ISO shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(g) Transferability of Options. No Option shall be transferable by the Participant other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. Notwithstanding the foregoing, an NSO shall be assignable or transferable to the extent permitted by the Board of Directors and set forth in the Stock Option Agreement evidencing such Option.

(h) Termination of Service (Except by Death or for Cause). Unless otherwise specified in the Stock Option Agreement, if a Participant’s Service terminates for any reason other than the Participant’s death or for Cause (as defined below), then the Participant’s Options shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (g) above;

(ii) The date three months after the termination of the Participant’s Service for any reason other than Disability; or

(iii) The date six months after the termination of the Participant’s Service by reason of Disability.

The Participant may exercise all or part of the Participant’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Participant’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Participant’s Service terminates. In the event that the Participant dies after the termination of the Participant’s Service but before the expiration of the Participant’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Participant’s Service terminated (or vested as a result of the termination).

(i) Leaves of Absence. For purposes of Subsection (i) above, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(j) Death of Participant. Unless otherwise specified in the Stock Option Agreement, if a Participant dies while the Participant is in Service, then the Participant’s Options shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (g) above; or

(ii) The date 12 months after the Participant’s death.

All or part of the Participant’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Participant’s death (or vested as a result of the Participant’s death). The balance of such Options shall lapse when the Participant dies.

(k) Termination for Cause. Unless otherwise specified in the Stock Option Agreement, if a Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service. Unless otherwise defined by the Participant’s Stock Option Agreement or contract of employment or service, for purposes of this Section 6(l) “Cause” shall mean any of the following: (1) the Participant’s theft, dishonesty, or falsification of any Company documents or records; (2) the Participant’s improper use or disclosure of a the Company’s confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on the Company’s reputation or business; (4) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; (6) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with the Company; or (7) Participant’s conviction for a violation of any securities law.

(l) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by the Participant’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(m) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, impair the Participant’s rights or increase the Participant’s obligations under such Option.

(n) Restrictions on Transfer of Shares and Vesting. Any Shares issued upon exercise of an Option shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

7. Terms and Conditions of Restricted Stock Units.

(a) Restricted Stock Units Agreement. Each Restricted Stock Unit award pursuant to Section 7 shall be evidenced by a Restricted Stock Units Agreement between the Participant and the Company. Such award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Units Agreement. The provisions of the various Restricted Stock Units Agreements entered into under the Plan need not be identical.

(b) Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit award, the consideration for which shall be services actually rendered to the Company, a Parent or Subsidiary, or for its benefit.

(c) Vesting. Restricted Stock Units may or may not be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions or restrictions, as shall be established by the Board of Directors and set forth in the Restricted Stock Units Agreement.

(d) Voting. A Participant shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(e) Effect of Termination of Service. Unless otherwise provided by the Board of Directors in the grant of Restricted Stock Units and set forth in the Restricted Stock Units Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units which remain subject to vesting conditions as of the date of the Participant’s termination of Service.

(f) Settlement of Restricted Stock Unit Award. The Company shall issue to the Participant on the date on which the Restricted Stock Units subject to the Participant’s Restricted Stock Unit award vests or on such other date as determined by the Board of Directors, in its discretion, and set forth in the Participant’s Restricted

Stock Units Agreement a number of whole shares of Stock equal to the number of whole Restricted Stock Units as set forth in and subject to the Restricted Stock Units Agreement which are no longer subject to vesting conditions or which are otherwise to be settled on such date, subject to withholding of applicable taxes, if any. If permitted by the Board of Directors, the Participant may elect, consistent with the requirements of Section 11 of the Plan and Section 409A of the Code, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Restricted Stock Units Agreement. Notwithstanding the foregoing, the Board of Directors, in its discretion, may provide for settlement of any Restricted Stock Unit award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. The Board of Directors, in its discretion, may provide in any Restricted Stock Units Agreement that, if the settlement of the award with respect to any shares would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then the settlement with respect to such shares shall occur on the next day on which the sale of such shares would not violate the Insider Trading Policy, but in any event on or before the later of the last day of the calendar year of, or the 15th day of the third calendar month following, the original settlement date.

(g) Accelerated Vesting and Settlement of Restricted Stock Unit Awards. Unless the applicable Restricted Stock Units Agreement provides otherwise, all of a Participant’s Restricted Stock Units shall become vested in full if (i) the Company is subject to a Change in Control, (ii) such Restricted Stock Units do not remain outstanding, (iii) such Restricted Stock Units are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute a substantially equivalent award. Except as required by Section 11 of the Plan and Section 409A of the Code with respect to any Restricted Stock Units award constituting Section 409A Deferred Compensation, Restricted Stock Units shall be settled in accordance with Section 7(f) immediately prior to the effective time of the Change in Control to the extent the Restricted Stock Units are neither assumed or substituted for in connection with the Change in Control.

(h) Restrictions on Transfer of Restricted Stock Unit Awards. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit award, the award shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

8. Payment for Shares.

(a) General Rule. The entire purchase price for Shares acquired pursuant to a Stock Purchase Right or Exercise Price of Shares acquired pursuant to an Option shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 8.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares owned by the Participant or the Participant’s representative. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. This Subsection (b) shall not apply to the extent that acceptance of Shares in payment of the Exercise Price would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(d) Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

9. Adjustment of Shares.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option, Stock Purchase Right and Restricted Stock Unit award, (iii) the Section 162(m) Grant Limit set forth in Section 3(c) or (vi) the Exercise Price under each outstanding Option. Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and no any event may the exercise price be decreased to an amount less than the par value, if any, of the Stock.

(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options, Stock Purchase Rights and Restricted Stock Units shall be subject to the agreement of merger or consolidation. Such agreement, without the Participants’ consent, may provide for:

(i) The continuation of such outstanding Options, Stock Purchase Right or Restricted Stock Units by the Company (if the Company is the surviving corporation);

(ii) The assumption of the Plan and such outstanding Options, Stock Purchase Rights or Restricted Stock Units by the surviving corporation or its parent;

(iii) The substitution by the surviving corporation or its parent of options, stock purchase rights or restricted stock units with substantially the same terms for such outstanding Options, Stock Purchase Rights or Restricted Stock Units; or

(iv) The cancellation of such outstanding Options without payment of any consideration.

(c) Reservation of Rights. Except as provided in this Section 9, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. Securities Law Requirements.

(a) General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

(b) Financial Reports. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

11. Compliance with Section 409A.

(a) Awards Subject to Section 409A. The provisions of this Section 11 shall apply to any award or portion thereof that constitutes Section 409A Deferred Compensation, notwithstanding any provision to the contrary contained in the Plan or the award agreement applicable to such award. Section 409A Deferred Compensation includes, without limitation:

(i) Any NSO having an Exercise Price less than 100% of the Fair Market Value of a Share on the date of grant of the NSO or that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the NSO.

(ii) Any Restricted Stock Unit award if either (A) the award provides by its terms for settlement of all or any portion of the award on one or more dates following the Short-Term Deferral Period (as defined below) or (B) the Board of Directors permits or requires the Participant to elect one or more dates on which the award will be settled.

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.

(b) Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Board of Directors pursuant to an award constituting Section 409A Deferred Compensation:

(i) All Elections must be in writing and specify the amount of the distribution in settlement of an award being deferred, as well as the time and form of distribution as permitted by this Plan.

(ii) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an award may be granted to such Participant; provided, however, that if the award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

(iii) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (ii) above or as permitted by Section 11(c).

(c) Subsequent Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, any award constituting Section 409A Deferred Compensation which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such award shall comply with the following requirements:

(i) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(ii) Each subsequent Election related to a distribution in settlement of an Award not described in Section 11(d)(ii), 11(d)(iii), or 11(d)(vi) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(iii) No subsequent Election related to a distribution pursuant to Section 11(d)(iv) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

(d) Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, no distribution in settlement of an award constituting Section 409A Deferred Compensation may commence earlier than:

(i) Separation from service (as determined by the Secretary of the United States Treasury);

(ii) The date the Participant becomes Disabled (as defined below);

(iii) Death;

(iv) A specified time (or pursuant to a fixed schedule) that is either (A) specified by the Board of Directors upon the grant of an award and set forth in the award agreement evidencing such award or (B) specified by the Participant in an Election complying with the requirements of Section 11(b) and/or 11(c), as applicable;

(v) To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

(vi) The occurrence of an Unforeseeable Emergency (as defined by applicable U.S. Treasury Regulations promulgated pursuant to Section 409A).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) of the Company, no distribution pursuant to Section 11(d)(i) in settlement of an award constituting Section 409A Deferred Compensation may be made before the date (the “Delayed Payment Date”) which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(e) Unforeseeable Emergency. The Board of Directors shall have the authority to provide in the award agreement evidencing any award constituting Section 409A Deferred Compensation for distribution in settlement of all or a portion of such award in the event that a Participant establishes, to the satisfaction of the Board of Directors, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the award. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Board of Directors. The Board of Directors’ decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(f) Disabled. The Board of Directors shall have the authority to provide in any award constituting Section 409A Deferred Compensation for distribution in settlement of such award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

(i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

(g) Death. If a Participant dies before complete distribution of amounts payable upon settlement of an award constituting Section 409A Deferred Compensation, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

(h) No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under an award constituting Section 409A Deferred Compensation, except as provided by Section 409A and/or the Secretary of the U.S. Treasury.

12. Tax Withholding.

(a) Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by such the Participant’s employer with respect to an award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares, to release Shares from an escrow established pursuant to an award agreement, or to make any payment in cash under the Plan until such tax withholding obligations have been satisfied.

(b) Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise or settlement of an award, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participant’s employer. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

13. No Retention Rights.

Nothing in the Plan or in any right, Option or Restricted Stock Unit granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

14. Duration and Amendments.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s shareholders. In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Shares available for issuance under the Plan have been issued and all restrictions on such Shares under the terms of the Plan and the agreements evidencing Options and awards granted under the Plan have lapsed. However, all ISOs shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or the date the Plan is duly approved by the shareholders of the Company. Notwithstanding the foregoing, if the maximum number of Shares issuable pursuant to the Plan as provided in Section 4 has been increased at any time (other than pursuant to Section 9), all ISOs shall be granted, if at all, within ten (10) years from the earlier of (i) the date on which the latest such increase in the maximum number of Shares issuable under the Plan was approved by the shareholders of the Company or (ii) the date such amendment was adopted by the Board of Directors.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 9), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company’s shareholders. Shareholder approval shall not be required for any other amendment of the Plan.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except in settlement of Restricted Stock Unit awards and upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan; provided, however, that notwithstanding any other provision of the Plan to the contrary, the Board of Directors may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any award agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such award agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

15. Definitions.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Change in Control” shall mean:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, unless 50% or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were shareholders of the Company immediately prior to such merger, consolidation or other reorganization, in substantially the same proportions as their ownership of Company stock prior to the transaction ; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(d) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(e) “Company” shall mean bebe stores, inc., a California corporation.

(f) “Consultant” shall mean an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(g) “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(h) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(k) “Fair Market Value” shall mean, as of any date, the value of a Share as determined by the Board of Directors, in its sole discretion, subject to the following:

(i) If, on such date, there is a public market for the Stock, the Fair Market Value of a Share shall be the closing sale price of a Share (or the mean of the closing bid and asked prices of a Share if the Stock is so quoted instead) as quoted on such national or regional securities exchange or market system as constitutes the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board of Directors, in its sole discretion.

(ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a Share shall be as determined by the Board of Directors in good faith and in a manner consistent with the requirements of Section 409A.

(l) “Insider” shall mean an officer or a director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(m) “Insider Trading Policy” shall mean the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by persons who may possess material, nonpublic information regarding the Company or its securities.

(n) “ISO” shall mean an incentive stock option described in Section 422(b) of the Code.

(o) “NSO” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(p) “Option” shall mean an ISO or an NSO granted under the Plan and entitling the holder to purchase Shares.

(q) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(s) “Plan” shall mean this bebe stores, inc. 1997 Stock Plan.

(t) “Participant” shall mean an individual to whom the Board of Directors has granted an award pursuant to the Plan.

(u) “Restricted Stock Agreement” shall mean the agreement between the Company and a Participant who acquires Shares under Section 5 which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(v) “Restricted Stock Unit” shall mean a right granted to a Participant pursuant to Section 7 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 7 and the Participant’s Restricted Stock Units Agreement.

(w) “Restricted Stock Units Agreement” shall mean a written agreement between the Company and a Participant who is granted Restricted Stock Units under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such award.

(x) “Rule 16b-3” shall mean Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(y) “Section 162(m)” shall mean Section 162(m) of the Code.

(z) “Section 409A” shall mean Section 409A of the Code.

(aa) “Section 409A Deferred Compensation” shall mean compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

(bb) “Service” shall mean service as an Employee, Outside Director or Consultant. Service shall not be deemed to have terminated merely because of a change in the capacity in which an individual renders Service to the Company (or any Parent or Subsidiary) or a change in the corporation for which the individual renders such Service, provided that there is no interruption or termination of the individual’s Service.

(cc) “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(dd) “Stock” shall mean the Common Stock of the Company.

(ee) “Stock Option Agreement” shall mean the agreement between the Company and a Participant which contains the terms, conditions and restrictions pertaining to the Participant’s Option.

(ff) “Stock Purchase Right” means a right to purchase Shares granted under Section 5.

(gg) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

16. Execution.

The undersigned hereby certifies that the foregoing is the bebe stores, inc. 1997 Stock Plan as amended and restated.

bebe stores, inc.

By:	Manny Mashouf

Title:	Chairman and CEO

PLAN HISTORY

June 26, 1997	Plan adopted by the Company’s Board of Directors with a share reserve of 1,000,000 shares

July 15, 1997	Plan approved by the Company’s shareholders

April 6, 1998	Plan amended and restated by the Company’s Board of Directors (effective upon the effective date of the initial registration by the Company of its stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Company’s IPO”)

April 9, 1998	Company effected a 2.83:1 stock split resulting in a share reserve of 2,830,000 shares

May 18, 1998	Amended and Restated Plan approved by the Company’s shareholders (effective upon the Company’s IPO)

June 16, 1998	Effective date of the Company’s IPO

August 2000	Increase of the maximum number of shares that may be issued to 4,330,000 approved by Board

November 2000	Increase of the maximum number of shares that may be issued to 4,330,000 approved by Shareholders

March 25, 2003	Plan amended by the Company’s Board of Directors to provide for the grant of Restricted Stock Units.

June 13, 2003	Plan amended to include “a conviction for a violation of any securities law” as a part of the definition of “Termination for Cause”.

August 27, 2003	Increase of the maximum number of shares that may be issued to 5,330,000 approved by Board.

October 20, 2003	Board approves amendment of plan to add Section 162(m) provision to preserve Company’s ability to deduct in full certain plan-related compensation with a grant limit of 400,000 shares per fiscal year.

December 8, 2003	Increase of the maximum number of shares that may be issued under the Plan to 5,330,000 and Section 162(m) grant limit of 400,000 shares approved by Shareholders.

May 2004	Board declares a 3 for 2 stock split (and thereafter the share reserve is automatically adjusted to be 7,995,000 and the 162(m) limit is 600,000)

August 12, 2004	Increase of the maximum number of shares that may be issued under the Plan to 8,495,000 and increase 162(m) limit to 750,000 shares.

November 19, 2004	Increase of the maximum number of shares that may be issued to 8,495,000 and increase 162(m) limit to 750,000 shares approved by shareholders

December 10, 2004	Effective date of 3 for 2 stock split resulting in increases to 12,742,500 in the maximum number of shares issuable under the Plan and 1,125,000 shares under the 162(m) limit

May 23, 2005	Effective date of 3 for 2 stock split resulting in increases to 19,113,750 in the maximum number of shares issuable under the Plan and 1,687,500 shares under the 162(m) limit

August 16, 2005	Board amends Plan to increase the maximum number of shares issuable under the Plan by 500,000 to 19,613,750 and to effect certain clarifications to the Plan

November 18, 2005	Shareholders approve increase to 19,613,750 as the maximum number of shares issuable under the Plan

August 15, 2006	Board amends Plan to comply with the requirements of Section 409A of the Code, as applicable and to clarify restricted stock provisions.

October 10, 2006	Board amends Plan to increase the maximum number of shares issuable under the Plan by 500,000 to 20,113,750 and to eliminate the eligibility of prospective service providers to be granted options

November 17, 2006	Shareholders approve increase to 20,113,750 in the maximum number of shares issuable under the Plan

November 5, 2008	Shareholders approve increase to 22,113,750 in the maximum number of shares issuable under the Plan

November 5, 2014	Shareholders approve increase to 25,113,750 in the maximum number of shares issuable under the Plan

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

 A  Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. To elect the six (6) directors named in the Proxy Statement to hold office for a one year term and until their successors are duly elected and qualified;
			For	Withhold					For	Withhold		For	Withhold
	01 -	Manny Mashouf	☐	☐	02 -	Brett Brewer			☐	☐	03 - Corrado Federico	☐	☐

	04 -	Robert Galvin	☐	☐	05 -	Seth Johnson			☐	☐	06 - Blair Lambert	☐	☐

					For	Against	Abstain					For	Against	Abstain
2.	To approve on a non-binding basis, the advisory resolution say-on-pay.				☐	☐	☐	3.	To approve an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan, as amended by 3,000,000 shares.			☐	☐	☐
4.	To ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending July 4, 2015.				☐	☐	☐

 B  Non-Voting Items

Change of Address — Please print new address below.

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — bebe stores, inc.

Proxy for 2014 Annual Meeting of Shareholders

Solicited by the Board of Directors

The undersigned hereby constitutes and appoints Jim Wiggett and Larry Smith, and each of them, as his or her true and lawful agents and proxies with full power of substitution to represent the undersigned and to vote all of the shares of stock in bebe stores, inc. which the undersigned is entitled to vote at the bebe stores 2014 Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 400 Valley Drive, Brisbane, California 94005 on November 5, 2014 at 9:30 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in bebe’s proxy statement, receipt of which is acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, such shares shall be voted FOR the Company’s nominees for election to the Board of Directors, FOR approval on a non-binding basis, the advisory resolution say-on-pay, FOR approval of an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan as amended by 3,000,000 shares, and FOR ratification of Deloitte & Touche LLP, and as said proxies deem advisable on such other matters as may properly come before the meeting.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

 A  Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. To elect the six (6) directors named in the Proxy Statement to hold office for a one year term and until their successors are duly elected and qualified;
			For	Withhold					For	Withhold		For	Withhold
	01 -	Manny Mashouf	☐	☐	02 -	Brett Brewer			☐	☐	03 - Corrado Federico	☐	☐

	04 -	Robert Galvin	☐	☐	05 -	Seth Johnson			☐	☐	06 - Blair Lambert	☐	☐

					For	Against	Abstain					For	Against	Abstain
2.	To approve on a non-binding basis, the advisory resolution say-on-pay.				☐	☐	☐	3.	To approve an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan, as amended by 3,000,000 shares.			☐	☐	☐
4.	To ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending July 4, 2015.				☐	☐	☐

 B  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — bebe stores, inc.

Proxy for 2014 Annual Meeting of Shareholders

Solicited by the Board of Directors

The undersigned hereby constitutes and appoints Jim Wiggett and Larry Smith, and each of them, as his or her true and lawful agents and proxies with full power of substitution to represent the undersigned and to vote all of the shares of stock in bebe stores, inc. which the undersigned is entitled to vote at the bebe stores 2014 Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 400 Valley Drive, Brisbane, California 94005 on November 5, 2014 at 9:30 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in bebe’s proxy statement, receipt of which is acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, such shares shall be voted FOR ratification of Deloitte & Touche LLP.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.